UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRAINTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	7373	98-0168932
State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

#102 – 930 West 1st Street, North Vancouver, British Columbia Canada 604.988.6440
(Address and telephone number of registrant's principal executive offices)

Owen L.J. Jones - Chief Executive Officer
#102 – 930 West 1st Street, North Vancouver, British Columbia Canada 604.988.6440
 (Name, address and telephone number of agent for service)

Copy of communications to:
Clark Wilson LLP
Bernard Pinsky, Esq.

Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration
Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock to be offered for resale by certain selling stockholders(2)	8,956,630	$0.35	$3,134,820.50	$ 96.24
Common Stock to be offered for resale by certain selling stockholders upon exercise of share purchase warrants(3)	10,166,079	$0.35	$3,558,127.65	$109.23
Common Stock to be offered for resale by certain selling stockholders(4)	120,864	$0.35	$42,302.40	$ 1.30
Common Stock to be offered for resale by certain selling stockholders upon exercise of share purchase warrants(5)	403,180	$0.35	$141,113.00	$ 4.33
Common Stock to be offered for resale by certain selling stockholders upon exercise of share purchase warrants(6)	2,100,000	$0.35	$735,000.00	$ 22.56
Common Stock to be offered for resale by certain selling stockholders(7)	4,900,000	$0.35	$1,715,000.00	$ 52.65
Common Stock to be offered for resale by certain selling stockholders upon exercise of share purchase warrants(8)	11,025,000	$0.35	$3,858,750.00	$118.46
Total Registration Fee				$404.78

(1)           An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)          Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the average bid and ask price of our common stock on, April 16, 2007, as reported on the OTC Bulletin Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
Subject to Completion
____________, 2007

BRAINTECH, INC.
A NEVADA CORPORATION

37,671,753 SHARES OF COMMON STOCK OF BRAINTECH, INC.
_________________________________

          This prospectus relates to the resale by certain selling stockholders of Braintech, Inc. of up to 37,671,753 shares of our common stock including the following:

          Up to 13,977,494 shares of our common stock that were issued to certain selling stockholders in various private placement transactions for payment of services rendered, repayment of notes payable, as a finders’ fee, as payment for the provision of letters of credit securing a bank loan and upon conversion of certain convertible debentures.

          Up to 23,694,259 shares of our common stock that are issuable to certain selling stockholders upon exercise of certain share purchase warrants.

          For more information, please see the section entitled “Recent Sales of Unregistered Securities” on page 57 of the registration statement of which this prospectus forms a part.

          Our common stock is quoted on the OTC Bulletin Board under the symbol "BRHI". Following the effective date of this registration statement, the selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. On April 16, 2007 the closing bid price for one share of our common stock on the OTC Bulletin Board was $0.35. The shares being registered represent approximately 111% of our issued and outstanding shares. 23,694,259 of the shares may be issued through the exercise of 23,694,259 warrants. The expiry dates and exercise prices of the common share purchase warrants are set out in the section entitled “The Offering” on page 11 of this prospectus.

          We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We may receive up to $8,662,115 in gross proceeds from the exercise of share purchase warrants by the selling stockholders. We will pay for expenses of this offering.

          The purchasers in this offering may be receiving illiquid securities.

          In connection with any sales of the common stock, any of the selling stockholders may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended.

          Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. See the section entitled "Risk Factors" starting on page 7 of this prospectus. You should carefully consider the various Risk Factors before investing in our common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

          As used in this prospectus, the terms "we", "us", "our", and "Braintech" means Braintech, Inc. and our subsidiaries.

          All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

          Our company, Braintech, Inc., is engaged in the development, supply and support of machine vision guidance systems for robots. The field of vision guided robotics requires our vision systems to incorporate advanced robotic engineering and programming know-how for optimal integration with the robotic systems.

          Our products and services are suitable for both product inspection and location analysis applications. The vision guided robotic systems we have sold to date are used mainly in the manufacture of automotive parts, but we believe that we are capable of developing systems that can be applied in a large number of industrial sectors.

          We develop vision guided robotic systems based on our customers’ particular needs. Solutions that we have delivered range from single and multi-camera 2D systems to single and multi-camera 3D systems.

          We were incorporated in Nevada on March 4, 1987 under the name Tome Capital Inc. We changed our name to Nevada Manhattan Mining Inc. on August 15, 1988, then back to Tome Capital Inc. on July 5, 1990, to Offshore Reliance Ltd. on February 19, 1993, to Cozy Financial Corporation on April 20, 1993 and to Braintech, Inc. on January 3, 1994.

          Our principal executive offices are located at Unit 102-930 West 1st Street, North Vancouver, British Columbia, Canada V7P 3N4. Our telephone number is (604) 988-6440 and our Internet address is www.braintech.com.

          We have two wholly-owned subsidiaries. The first, Braintech Canada, Inc., was incorporated in British Columbia, Canada on March 30, 1994 under the name Brainware Systems Inc. Brainware Systems Inc. changed its name to Braintech Canada, Inc. on September 19, 2001. Braintech Canada, Inc. carries out our research and development activities, employs our technical and managerial personnel, and carries on our sales activities.

          Our other subsidiary was incorporated on September 15, 1999, as 9141 Investments Ltd. On September 19, 2001, 9141 Investments Ltd. changed its name to Brainware Systems Inc. This subsidiary currently has no active operations. Its function is to hold the Brainware Systems name.

          The description of our business in this registration statement includes the activities of our subsidiaries.

Number of Shares Being Offered

          This prospectus covers the sale of up to 37,671,753 shares of our common stock which may be resold by the selling stockholders named in this prospectus. The 37,671,753 shares that may be resold by the selling stockholders were acquired or may be acquired by the selling stockholders in private placement transactions, as payment for services rendered, as repayment of promissory notes, as finders’ fee, as consideration pursuant to a Debenture Settlement arrangement, and as compensation for the provision of Letters of Credit, upon exercise of share purchase warrants or upon conversion of convertible debentures. All of these transactions were or will be exempt from the registration requirements of the Securities Act of 1933.

          The number of shares being offered represents approximately 111% of our issued and outstanding shares as of April 16, 2007.

          Upon the effectiveness of this registration statement, the selling stockholders may offer to sell their shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is presently traded on the OTC Bulletin Board under the symbol "BRHI". Please see the section entitled “Plan of Distribution” on page 17 of this prospectus for a detailed explanation of how the shares may be sold.

Number of Shares Outstanding

          There were 33,897,433 shares of our common stock issued and outstanding as at April 16, 2007. We have reserved an additional 23,694,259 shares of our common stock for possible issuance from the exercise of share purchase warrants.

Use of Proceeds

          We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We may receive up to $8,662,115 in gross proceeds from the exercise of share purchase warrants by the selling stockholders and all such proceeds will be used as working capital. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

          In the table below, we provide you with summary historical financial data of our company. We have prepared this information using the consolidated financial statements of our company for the two years ended December 31, 2006 and 2005. The financial statements for the fiscal years ended December 31, 2006 and 2006 have been audited by Smythe Ratcliffe LLP, independent registered public accounting firm. Smythe Ratcliffe’s reports on the consolidated financial statements for the fiscal years ended December 31, 2005 and 2006 include an explanatory paragraphs which describes an uncertainty about our company's ability to continue as a going concern. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.

          When you read this summary historical financial data, it is important that you read along with it the historical financial statements and related notes in our annual and quarterly reports filed with the SEC, as well as the section of our this prospectus and annual and quarterly reports titled "Management's Discussion and Analysis".

	For the year ended December 31, 2006	For the year ended December 31, 2005
Sales	$1,756,032	$1,203,170
Net Loss for the Year	($5,961,692)	($2,716,008)
Basic and Diluted Loss Per Share	($0.23)	($0.12)

Working Capital (Deficiency)	$(109,027)	($1,509,067)
Total Assets	$1,328,560	$951,632
Total Number of Issued Shares of Common Stock	30,732,433	23,353,689
Total Stockholders' (Deficiency)	$(2,062,491)	($1,464,477)

RISK FACTORS

          An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING

The sale of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

          The sale of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 33,897,433 shares of common stock issued and outstanding as of April 16, 2007. When this registration statement is declared effective, the selling stockholders may be reselling up to 37,671,753 shares of our common stock, representing 111% of our current issued and outstanding shares. 13,977,494 of the shares being registered by this registration statement are included in the number of our issued and outstanding common shares as of April 16, 2007, shown above. Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock. If the price of our common stock goes down, investors could lose most of the value of their investments.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

          Our common stock currently trades on a limited basis on the OTC Bulletin Board. The ease of selling our common stock or the market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other robotic or machine vision technology companies, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the volume of trading and the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. If the liquidity and market price of our common stock decreases due to factors unrelated to our operations, investors in our company could lose all or part of their investment.

If the all of our outstanding common share purchase warrants are exercised, the selling stockholders may obtain up to 23,694,259 shares of our common stock, which is approximately 70% of our issued and outstanding shares as of April 16, 2007. This may result in our shareholders being subject to further, and maybe significant, dilution.

          There are approximately 23,694,259 outstanding common share purchase warrants that may be exercised to obtain an equal number of shares of our common stock. The expiry dates and exercise prices of the common share purchase warrants are set out in the section entitled “The Offering” on page 11 of this prospectus. If all of the common share purchase warrants are exercised, the selling stockholders could obtain up to 23,694,259 shares in the common stock of our Company, which would likely significantly dilute the value of our shares. For more information concerning the outstanding common share purchase warrants, please see the section entitled “Recent Sales Of Unregistered Securities” on page 57 of the registration statement of which this prospectus is a part.

RISKS RELATED TO OUR BUSINESS

We may require additional funds to achieve our current business strategy. An inability to obtain such funds would inhibit our ability to expand or even maintain our business operations.

          We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our business strategy, and as a result, could require us to diminish or suspend our business strategy and possibly cease our operations. If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or cease our operations, which could put all money invested in our company at significant risk of loss. We have a history of losses and a significant deficit, which raises substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

          We have generated only $4,629,749 in revenues since our incorporation and we expect to incur operating losses in the future. Our net loss from inception on January 3, 1994 to December 31, 2006 was $26,024,167. We had cash in the amount of $16,950 as of December 31, 2006. We estimate our average monthly operating expenses to be approximately $200,000 each month. We cannot provide assurances that we will be able to successfully develop our business. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on our audited financial statements, dated February 28, 2007. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

All of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

          All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, the majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution, which would likely reduce the value of their investment.

          We are authorized to issue up to 200,000,000 common shares, of which 33,897,433 are issued and outstanding as of April 16, 2007. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future, which would likely reduce the value of their investment.

We may lose our competitiveness if we are not able to protect our proprietary technology and intellectual property rights against infringement. Any related litigation may be time-consuming and costly, reducing our profits or putting us out of business.

          Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar products independently, we may not be able to compete as effectively. The measures we have implemented to protect our proprietary technology and other intellectual property rights are currently based upon a combination of provisional patent applications, patents, trademarks and trade secrets. These measures, however, may not be adequate to prevent the unauthorized use of our proprietary technology and our other intellectual property rights. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company's resources. If not successful, we could lose the right to produce and sell our products or to produce and sell them exclusively. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our products. Litigation costs would reduce our profits and could be so expensive as to cause us to reduce or cease operations.

We plan to rely on a single channel partner to distribute and generate sales of our products. If our channel partner is unsuccessful in distributing and generating sales of our products, or if the relationship with our channel partner is terminated and we are unable to find a suitable replacement, our business may fail and investors may lose their entire investment.

          We plan to rely solely on ABB Inc. to purchase our products and distribute them to end users. If ABB is unsuccessful in generating sales of our products, or if the relationship with ABB is terminated and we are unsuccessful in establishing a relationship with an alternative channel partner who offers to purchase and distribute our products for similar prices, our results of operations could be adversely affected, our business may fail and investors may lose their entire investment.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

          A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a portion of our continued operations may be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

          The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

We operate in a highly competitive industry. Many of our competitors have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. Our failure to compete effectively in the areas of hiring qualified personnel, product line and price may adversely affect our ability to generate revenue and may cause us to go out of business.

          The market for vision guided robotics is subject to frequent product introductions with improved price and/or performance characteristics. Even if we are able to introduce products which meet customer requirements in a timely manner, there can be no assurance that our existing and new products will gain enough market acceptance to allow us to increase our revenues. Many of our competitors have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. They may be better able to attract qualified personnel than we will. In addition, many of our large competitors may offer customers a broader product line, which may provide a more comprehensive solution than our current solutions. Competitors' products may add features, increase performance or sell at lower prices. We cannot predict whether our products will compete successfully with such new or existing competing products. Increased competition in the industry could result in significant price competition, reduced profit margins or loss of market share, any of which could have a material adverse effect on our ability to generate revenues and successfully operate our business. If we go out of business, investors will lose their entire investment.

Rapid technological changes in the vision guided robotics industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues, causing us to go out of business and investors to lose their entire investment.

          The vision guided robotics industry is characterized by rapidly changing technology and evolving industry standards. We believe that our success will depend in part on our ability to develop our products or enhance our current products and to introduce our improved products promptly into the market. We can make no assurance that our technology will not become obsolete due to the introduction of alternative technologies by competitors. If we are unable to continue to develop and introduce new products to meet technological changes and changes in market demands, our business and operating results, including our ability to generate revenues, could be adversely affected. If we go out of business, investors will lose their entire investment.

We do not intend to pay dividends and there will be fewer ways in which you can make a gain on any investment in Braintech Inc.

          We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in Braintech will need to come through appreciation of the price of our common stock. There can be no assurance that the price of our common stock will increase and investors in our Company may never realize gains on their investment in our Company.

Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

          The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

          In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

          Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," beginning on page 7, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

          While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

          Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

          This prospectus covers the sale of up to 37,671,753 shares of common stock which may be resold by the selling stockholders named in this prospectus. The 37,671,753 shares that may be resold by the selling stockholders were or may be issued pursuant to various private placement transactions made by us pursuant to Rule 903 of Regulation S, Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. For more information, please see the section entitled “Recent Sales of Unregistered Securities” on page 57 of the registration statement of which this prospectus forms a part.

          The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders. We may receive up to $8,662,115 in gross proceeds from the exercise of share purchase warrants by the selling stockholders. We will pay for expenses of this offering.

23,694,259 of the shares may be issued through the exercise of 23,694,259 warrants. The common share purchase warrants are exercisable as follows:

Number of Warrants	Exercisable Until	Exercise Price

375,772	October 28, 2007	$0.85
133,553	October 28, 2007	$0.36
500,000	October 28, 2007	$0.31
148,667	December 17, 2007	$0.32
113,740	December 17, 2007	$0.26
203,820	December 17, 2007	$0.20
288,462	December 17, 2007	$0.25
1,008,548	January 18, 2008	$0.60
125,000	May 2, 2008	$1.00
75,000	September 5, 2008	$0.25
1,177,310	November 3, 2008	$0.25
104,318	April 14, 2009	$0.25
441,875	May 2, 2009	$0.50
1,549,332	August 29, 2009	$0.50
129,202	September 9, 2009	$0.25
197,500	November 30, 2009	$0.50
93,750	December 19, 2009	$0.50
225,000	December 28, 2009	$0.50
206,250	January 11, 2010	$0.50
1,925,000	January 15, 2010	$0.25
275,000	February 20, 2010	$0.25
152,500	March 4, 2010	$0.50
100,000	March 22, 2010	$0.30
53,616	April 4, 2010	$0.25
250,000	May 2, 2010	$0.30
55,612	October 3, 2010	$0.25
60,432	May 9, 2011	$0.25
2,700,000	September 26, 2011	$0.25
6,450,000	October 23, 2011	$0.30
3,225,000	October 23, 2011	$0.50
900,000	February 5, 2012	$0.30
450,000	February 5, 2012	$0.50

USE OF PROCEEDS

          The 37,671,753 shares of common stock offered by the selling stockholders are being registered under this prospectus for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus. We may receive up to $8,662,115 in gross proceeds upon exercise of all share purchase warrants (assuming all share purchase warrants are exercised prior to expiry), which proceeds will be used for general working capital purposes.

DIVIDEND POLICY

          During the years ended December 31, 2006 and 2005, we did not pay any cash dividends to any holders of our equity securities.

          We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

SELLING STOCKHOLDERS

          The selling stockholders may offer and sell, from time to time, any or up to 37,671,753 of the common stock issued. Because the selling stockholders may offer all or only some portion of the 37,671,753 shares of common stock to be registered, no exact estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

          The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of April 16, 2007 and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder.

          Other than the relationships described below, none of the selling stockholders had or have any material relationship with us within the past three years. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship with Braintech	Common Shares owned by the Selling Stockholder	Number of Shares Registered	Number of Registered Shares Issuable Upon Exercise of the Share Purchase Warrants	Total Number of Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
					# of Shares	% of Class
Owen L.J. Jones, Director and Chief Executive Officer	5,163,315	2,020,000	5,961,324	7,981,324	3,143,315	9.3%
SCMBS, LLC	955,044	Nil	1,030,044	1,030,044	955,044	2.8%
Robotech, LLC	494,723	200,000	894,723	1,094,723	294,723	*
Richard Torre	49,500	Nil	104,318	104,318	49,500	*
George and Mary Joseph	258,404	Nil	129,202	129,202	258,404	*
James Lewandowski	112,500	112,500	81,250	193,750	Nil	*
Thomas & Barbara Barclay	91,250	91,250	45,625	136,875	Nil	*
Fred & Amy Bohlander	12,500	12,500	6,250	18,750	Nil	*
Michael Ingrao Trust	137,500	137,500	118,750	256,250	Nil	*
Mark Ingrao	80,000	80,000	65,000	145,000	Nil	*
Michael Jones	109,750	109,750	62,875	172,625	Nil	*
Frederick J Bohlander	370,000	370,000	560,000	930,000	Nil	*
Joseph Abrams	50,000	50,000	25,000	75,000	Nil	*
Ronald Mollis	62,500	62,500	31,250	93,750	Nil	*
Charles Mollis	62,500	62,500	31,250	93,750	Nil	*
David Baker	62,500	62,500	31,250	93,750	Nil	*

Name of Selling Stockholder and Position, Office or Material Relationship with Braintech	Common Shares owned by the Selling Stockholder	Number of Shares Registered	Number of Registered Shares Issuable Upon Exercise of the Share Purchase Warrants	Total Number of Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
					# of Shares	% of Class
James Speros, Director	580,000	472,500	111,250	583,750	107,500	*
Mark Koblos	250,000	250,000	125,000	375,000	Nil	*
Ralph Dietz	75,000	75,000	37,500	112,500	Nil	*
Colin Eagen	387,500	387,500	543,750	931,250	Nil	*
Frederick Weidinger	1,972,500	1,972,500	3,611,250	5,583,750	Nil	*
Lou Capannelli	62,500	62,500	31,250	93,750	Nil	*
EMJ 1997 Investment Trust	62,500	62,500	31,250	93,750	Nil	*
Rancho de las Reinas LLC	100,000	100,000	50,000	150,000	Nil	*
Teed Management Services Inc.	62,500	62,500	31,250	93,750	Nil	*
Clifford Butler Director	1,293,333	1,293,333	863,333	2,156,666	Nil	*
Neal Zalenko	Nil	Nil	53,616	53,616	Nil	*
Angie Speros	162,500	162,500	256,250	418,750	Nil	*
Lynne M. Brown	256,250	256,250	240,625	496,875	Nil	*
Kenneth W. Brooks	750,000	750,000	1,250,000	2,000,000	Nil	*
Shaun Kim	111,224	Nil	55,612	55,612	111,224	*
David Baird	1,608,548	1,608,548	2,233,548	3,842,096	Nil	*
Shan Shrikant Mehta	200,000	50,000	Nil	50,000	150,000	*
David Marshall, Inc.	120,864	120,864	60,432	181,296	Nil	*
Stephen Weisenfeld	380,000	380,000	180,000	560,000	Nil	*
Barbara J. Barclay	50,000	50,000	50,000	100,000	Nil	*
Frank Russell	500,000	500,000	500,000	1,000,000	Nil	*
Ron Yeakle	33,333	33,333	33,333	66,666	Nil	*
Michael Anne Preas	83,333	83,333	83,333	166,666	Nil	*
Andrea Cocozzella	83,333	83,333	83,333	166,666	Nil	*
Andrew Burkle	95,084	Nil	95,084	95,084	95,084	*
John Burkle	95,084	Nil	95,084	95,084	95,084	*
Marnat Inc.	31,695	Nil	31,695	31,695	31,695	*
D.S.D. Holdings Inc.	31,695	Nil	31,695	31,695	31,695	*
Nobert Zuckerman	31,695	Nil	31,695	31,695	31,695	*
David Madgy	31,695	Nil	31,695	31,695	31,695	*
James Donaldson	95,084	Nil	95,084	95,084	95,084	*

Name of Selling Stockholder and Position, Office or Material Relationship with Braintech	Common Shares owned by the Selling Stockholder	Number of Shares Registered	Number of Registered Shares Issuable Upon Exercise of the Share Purchase Warrants	Total Number of Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
					# of Shares	% of Class
Brian Hermelin	31,695	Nil	31,695	31,695	31,695	*
Robert S. Taubman	63,390	Nil	63,390	63,390	63,390	*
Emanuel/Addington Living Trust	125,079	Nil	125,079	125,079	125,079	*
Brian P. Kelly	31,695	Nil	31,695	31,695	31,695	*
Bradley J. Schram Revocable Living Trust	77,536	Nil	77,536	77,536	77,536	*
James Schroer	15,847	Nil	15,847	15,847	15,847	*
Nancy Schroer	15,848	Nil	15,848	15,848	15,848	*
Cynthia Kelly	15,422	Nil	15,422	15,422	15,422	*
Alon Kaufman	61,689	Nil	61,689	61,689	61,689	*
Lawson, Long and Evans, LP	500,000	500,000	1,125,000	1,625,000	Nil	*
Speros Ventures, LLC	250,000	250,000	562,500	812,500	Nil	*
Peter C. Speros	250,000	250,000	562,500	812,500	Nil	*
William M. Heinrich	250,000	250,000	250,000	500,000	Nil	*
Brian & Kelly Stewart Living Trust	175,000	175,000	175,000	350,000	Nil	*
Alan Rash	125,000	125,000	125,000	250,000	Nil	*
Terry & Elizabeth Cooper	50,000	50,000	112,500	162,500	Nil	*
Mark D. Cohen	50,000	50,000	112,500	162,500	Nil	*
Ernest K. Hauser	125,000	125,000	125,000	250,000	Nil	*
John Martin	15,000	15,000	Nil	15,000	Nil	*
Totals	19,897,437	13,977,494	23,694,259	37,671,753	5,919,943	17.5%

*% Less than 1%

(1)      Assumes all of the shares of common stock offered are sold. Based on 33,897,433 common shares issued and outstanding on April 16, 2007. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholders have sole or shared voting power or investment power and also any shares which the selling stockholders have the right to acquire within 60 days.

          We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

          The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board) in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)      block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)      purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)      an exchange distribution in accordance with the rules of the exchange;

(d)      ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)      privately negotiated transactions; and

(f)      a combination of any aforementioned methods of sale.

          The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

          In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

          In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

          The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

          To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

          We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

          All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

          Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

          The transfer agent and registrar for our common stock is, Colonial Stock Transfer, 66 Exchange place, Salt Lake City, UT 84111, Tel: 801-355-5740, Fax: 801-355-6505.

LEGAL PROCEEDINGS

          To our knowledge, we are not a party to any litigation as at April 16, 2007. We anticipate that, from time to time, we periodically may become subject to other legal proceedings in the ordinary course of our business. We are unable to ascertain the ultimate aggregate amount of monetary liability or financial impact of the above matters which seek damages of material or indeterminate amounts, and therefore cannot determine whether these actions, suits, claims or proceedings will, individually or collectively, have a material adverse effect on our business, results of operations, and financial condition. We intend to vigorously defend these actions, suits, claims and proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

          All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of April 16, 2007, our directors and executive officers, their ages, positions held, and duration as such, were as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Owen L.J. Jones	Chief Executive Officer and Director	55	December 1993
Babak Habibi	President, Chief Operating Officer and Director	36	June 19, 2001
Edward A. White	Chief Financial Officer, Treasurer, Director and Secretary	62	November 1, 2000 August 28, 2002
James L. Speros(1) (2)	Director	47	September 15, 1998
Drew Miller	Director	48	August 24, 2005
Clifford G. Butler(1) (2)	Director	53	May 10, 2006

(1)	Members of our Audit Committee
(2)	Members of our Compensation Committee

Owen L.J. Jones - Chief Executive Officer and Director

          Mr. Jones has been our Chief Executive Officer and a director since December 1993. Between May 1995 and November 30, 2000, Mr. Jones divided his time and effort between our affairs and the affairs of Sideware Systems Inc. Mr. Jones resigned as the President of Sideware Systems Inc. on November 30, 2000. Mr. Jones now works full time for our company and is not a director of any other public companies.

Babak Habibi – President, Chief Operating Officer and Director

          Mr. Habibi was appointed as a director and as our President effective June 19, 2001. Prior to his appointment as President, Mr. Habibi was our Vice President of Engineering. Mr. Habibi supervises the design, development, and deployment of our vision guided robotic systems, and has also been involved in the development of eVisionFactory. Mr. Habibi holds Bachelor’s and Master’s Degrees in Applied Science from the University of Waterloo. Mr. Habibi is not a director of any other public companies.

Edward A. White – Chief Financial Officer, Treasurer, Secretary and Director

          Mr. White was appointed as a director and our Chief Financial Officer and Treasurer effective November 1, 2000 and he was appointed as our Secretary on August 28, 2002. Mr. White has been a member of the British Columbia Institute of Chartered Accountants for 32 years and, for 23 of those years, Mr. White practiced as a self-employed Chartered Accountant serving clients in both the public and private sectors. Mr. White was a director of Sideware Systems Inc. from October 1995 to March 20, 2002. Mr. White is not a director of any other public companies.

James L. Speros – Director

          Mr. Speros was appointed a director of our company on September 15, 1998. Mr. Speros was also a director, President and Chief Executive Officer of Sideware Systems Inc. and of Sideware Corp., a wholly owned subsidiary of Sideware Systems Inc. Mr. Speros is currently Chairman of Chalk Inc., a wholly owned subsidiary of Chalk Media Corp., a public company trading on the TSX Venture Exchange. From July 2005 to June 2006, Mr. Speros served as CEO of Chalk Inc.

Drew Miller – Director

          Dr. Miller was appointed as a director on August 24, 2005. Dr. Miller has been the President of Heartland Consulting Group since 1994. He serves on the Board of Directors and Audit Committee of Signature Eyewear Inc (OTC). In past positions he served as President of Financial Continuum, a financial planning firm; Vice President of Planning and Development at Securities America, one of the largest independent broker-dealers in the United States; and President of Global Vantage Securities, an investment banking firm. Dr. Miller is a Certified Management Accountant, Certified Mergers and Acquisitions Advisor, Certified Financial Planner and a Certified Government Financial Manager. Dr. Miller began his business career at ConAgra Inc in their Corporate Planning and Development department after serving as an Air Force intelligence officer. Dr. Miller served in the Pentagon in the Senior Executive Service, and continues to pursue defense analysis work as a consultant with the Institute for Defense Analyses and a Colonel in the USAF Reserve. Dr. Miller is a summa cum laude graduate of the U.S. Air Force Academy, and received an academic scholarship to Harvard University’s Kennedy School of Government where he earned a Masters Degree and PhD in Public Policy. He currently served for twelve years as a member of the University of Nebraska Board of Regents.

Clifford G. Butler – Director

          Mr. Butler was appointed as a director on May 10, 2006. Mr. Butler is currently President and CEO of the BAS Group, Inc., a privately held automotive service center, Managing Member of 14720 Southlawn, LLC, a private company that owns and manages commercial investments and commercial real estate, Managing Member of 2916 Palm Blvd., LLC, a private company that owns and operates resort investment real estate, and President and Chief Operating Officer of Aviation Facilities Corporation, Inc., an aviation real estate venture that owns and operates the leasehold for 60 individual aircraft T-Hangers for the indoor storage of aircraft. Throughout the 80’s and early 90’s, Mr. Butler was a lessee member of Congressional Air, Ltd., an aircraft charter operation, and he played a vital role in its success. Mr. Butler has over 33 consecutive years of Entrepreneurial experience in the private sector. Mr. Butler is not a director of any other public companies.

Family Relationships

          There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

          Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.      any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.      any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.      being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.      being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          We have set forth in the following table certain information regarding our common stock beneficially owned on April 16, 2007 for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of April 16, 2007, we had 33,897,433 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Owen L.J. Jones* 309 – 9th Avenue New Westminster, BC V3L 2A2	12,619,639(2)	27.13%
Babak Habibi* 1680 Orkney Place North Vancouver, BC V7H 2Z1	858,334(3)	2.47%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Edward A. White* 416-5 K de K Court New Westminster, BC V3M 6B6	558,334(4)	1.62%
James L. Speros* 1921 Gallows Road, Suite 540 Vienna, Virginia 22182	2,200,750(5)	6.10%
Drew Miller* 1904 Barrington Parkway Papillion, Nebraska 68046	95,000(6)	0.28%
Clifford G. Butler* 19720 Golden Valley Lane Brookeville, MD 20833	2,556,666(7)	7.01%
Frederick W. Weidinger 558 Innsbruck Avenue Great Falls, Virginia 22066	5,583,750(8)	14.14%
All directors and executive officers as a group (6 Persons)	18,888,723(9)	35.78%

* Denotes a Director of the Company

(1)

Based on 33,897,433 shares of common stock issued and outstanding as of April 16, 2007 plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

Includes 275,000 shares issuable pursuant to stock options and 5,961,324 shares issuable pursuant to share purchase warrants exercisable within 60 days. Figures stated for Mr. Jones exclude 321,934 shares owned by Judy Jones, of which Mr. Jones disclaims beneficial ownership.

(3)	Includes 725,000 shares issuable pursuant to stock options exercisable within 60 days.

(4)	Includes 425,000 shares issuable pursuant to stock options exercisable within 60 days.

(5)	Includes 947,000 shares issuable pursuant to stock options and 673,750 shares issuable pursuant to share purchase warrants exercisable within 60 days.

(6)	Includes 75,000 shares issuable pursuant to stock options exercisable within 60 days.

(7)	Includes 400,000 shares issuable pursuant to stock options and 863,333 shares issuable pursuant to share purchase warrants exercisable within 60 days.

(8)	Includes 3,611,250 shares issuable pursuant to shares purchase warrants exercisable within 60 days.

(9)	Includes 2,847,000 shares issuable pursuant to stock options and 7,498,407 shares issuable pursuant to share purchase warrants exercisable within 60 days.

Changes in Control

          We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

          Our authorized capital stock consists of 200,000,000 shares of common stock with a par vale of $0.001 per share. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. The common stock is not entitled to pre-emptive rights and may not be redeemed or converted. Upon liquidation, dissolution or winding up, the assets legally available for distribution to our shareholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payments of all of our debts and liabilities.

Penny Stock Rules

          The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

          No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

          The consolidated financial statements of Braintech, Inc. at December 31, 2005 and 2006 and for the two years then ended appearing in this prospectus and registration statement have been audited by Smythe Ratcliffe LLP, Chartered Accountants, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

          Clark Wilson LLP, of 800-885 W Georgia Street, Vancouver, British Columbia, Canada, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law.

          Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themself in good faith and that such person:

          - reasonably believed that their conduct was in or not opposed to our company's best interests; or

          - with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

          Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such person has conducted himself in good faith and that such person reasonably believed that their conduct was in or not opposed to our company's best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our company.

          The determination to indemnify any such person must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- by independent legal counsel in a written opinion; or

- by court order.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Corporate Overview

          We were incorporated in Nevada on March 4, 1987 under the name Tome Capital Inc. We changed our name to Nevada Manhattan Mining Inc. on August 15, 1988, then back to Tome Capital Inc. on July 5, 1990, to Offshore Reliance Ltd. on February 19, 1993, to Cozy Financial Corporation on April 20, 1993 and to Braintech, Inc. on January 3, 1994.

          We were registered as an extra-provincial company under the British Columbia Company Act (now called the British Columbia Corporations Act) on January 17, 1996. Our principal executive offices are located at Unit 102, 930 West 1st Street, North Vancouver, British Columbia, Canada V7P 3N4. Our telephone number is (604) 988-6440 and our Internet address is www.braintech.com.

          We have two wholly owned subsidiaries. The first, Braintech Canada, Inc., was incorporated in British Columbia, Canada on March 30, 1994 under the name Brainware Systems Inc. Brainware Systems Inc. changed its name to Braintech Canada, Inc. on September 19, 2001. Braintech Canada, Inc. carries out our research and development activities, employs our technical and managerial personnel, and carries on our sales activities.

          Our other subsidiary was incorporated on September 15, 1999, as 9141 Investments Ltd. On September 19, 2001, 9141 Investments Ltd. changed its name to Brainware Systems Inc. This subsidiary currently has no active operations. Its function is to hold the Brainware Systems name.

          The description of our business in this Form SB-2 includes the activities of our subsidiaries.

History

          We entered the technology field in the first quarter of 1994. Since then, the majority of our efforts have been devoted to developing technologies and products to be used in developing machine vision or "computerized vision". Machine vision refers to the technology base that employs any number of electro-optical or non-contact techniques to acquire image data, process that data and analyze it to draw conclusions with little or no operator intervention. Basically, machine vision is the application of electronic imaging, image processing, and image analysis techniques to applications in the manufacturing industries for the purpose of control (process control, quality control, machine control, and robot control).

          In 1998, we began to apply our technology and expertise to the development of machine vision systems for industrial applications. We have developed machine vision systems used in product inspection, location analysis, and parts handling and assembly.

          In March 2000, we entered into a strategic alliance with ABB, Inc. ABB is a major supplier of industrial robotics as well as manufacturing automation systems. Since entering into our alliance with ABB, we have focused on the development and implementation of vision guidance systems for robots used in the automobile manufacturing industry.

          In 2000, we commenced the development of eVisionFactory, or eVF, which is a software environment whose main components are a development environment component and an Internet based service and support system. eVF combines vision technology, systems engineering, and Internet-based service and support system. The Internet-based service and support system is designed to provide technical support through the Internet to purchasers of our vision guidance systems. The Internet-based support system could also be used to provide technical support to companies operating other types of industrial or non-industrial machinery and systems.

          Early in 2002 we completed a commercial version of eVF that did not include the Internet based service and support system component. We have included this commercial version of eVF with all of the vision guidance systems that we have delivered since 2002.

          In the second quarter of 2001, at the request of Ford Motor Company and in conjunction with ABB, we completed the development of a single camera 3D vision guidance system, or “SC3D”, for robots used in automotive manufacturing systems. The SC3D system uses a single conventional CCD (Charge Coupled Device) camera. Software algorithms use images from the camera mounted on the robot arm or stationary position to determine the position and orientation of an object of interest. That information is used to guide the robot to operate on or manipulate the object. All of the vision guidance systems delivered to Ford Motor Company include the commercialized version of eVF, SC3D and AutoCal-3D. AutoCal-3D is a fully automated process for 3D calibration of a stationary or robot-mounted camera. Calibration refers to the process whereby the mathematical relationship between pixel coordinates of objects in digital images and real-world coordinates such as inches and millimeters is calculated. In contrast to the manual calibration process, AutoCal-3D eliminates all steps involving operator input thereby increasing both efficiency and accuracy. These vision guidance systems are integrated with ABB robots and are currently operating in Ford’s automotive power train assembly lines.

          Effective February 1, 2004, we entered into an Exclusive Channel Partner Agreement with ABB for the licensing of our vision guided robotics technologies and software products to develop and market vision guided robotic systems to ABB’s North American automotive customers. Early successes as a result of the Channel Partner Agreement convinced ABB to create a marketing strategy centered on a brand called TrueView™. TrueView™ Vision Guided Robotics systems fully integrate SC3D vision guidance technology and the eVF software platform.

          As a result of achieving market acceptance for TrueView™ through 2004, ABB and our company initiated a significant sales program that started in January 2005. Accordingly in January 2005, the February 1, 2004 agreement was amended to allow ABB to market TrueView™, exclusively powered by our technology, to the countries of the European Economic Union and sub-license TrueView™ to their business partners on a worldwide basis.

          On May 5, 2006 we entered into a new Exclusive Global Channel Partner Agreement with ABB for the licensing of our vision guided robotics technologies and software products. The stated purpose of the agreement is to allow ABB to establish a leadership position in the global automobile and general manufacturing vision guided robotics markets by strategically marketing the TrueView family of vision guided robotic systems as their global standard. As part of the new Exclusive Global Channel Partner Agreement, ABB has agreed to guarantee a minimum purchase of our eVF runtime licenses totaling US$10,500,000 for the period ending December 31, 2008. The minimum guarantees are allocated on an annual basis as follows: 2006 - $1,500,000; 2007 - $3,500,000; 2008 - $5,500,000. In addition to the purchase commitments, ABB Inc. has agreed to provide US$300,000 for research and development of a vision guided robotic bin picking technology. In exchange for ABB Inc. entering into this agreement and for providing the purchase and research commitments, we have granted ABB Inc. an exclusive global channel partner license for the use of our software products in the automotive market and in specified general industry markets.

          In addition to supplying vision guided robotic systems to ABB, we have provided them with eVF upgrades for previously installed systems, we have held training seminars for their technical staff and we have provided engineering services to assist them in design of vision guided robotic systems. We expect this type of revenue to continue especially in light of our amended Exclusive Channel Partner Agreement with ABB.

          In July 2001, we entered into a Memorandum of Understanding with Marubeni Corporation, pursuant to which the two companies agreed to cooperate in developing and marketing vision systems for industrial applications including vision guided robots in Japanese and Asian markets. During the first half of 2002, we continued the development of our relationship with Marubeni Corporation and that culminated in the signing of a Marketing and Development Agreement on June 24, 2002. The agreement, which covered Southeast Asia and Australia, provided for mutual exclusivity, whereby Marubeni was granted an exclusive license to manufacture and distribute our Vision Guided Robotic systems and Marubeni agreed that it would not deal with any manufacturers or developers of competitive technology or products. In March 2002, Marubeni placed an order for two eVF development licenses and these licenses were delivered upon completion of the Marketing and Development Agreement. In December 2002, Marubeni placed an order for two run-time licenses and those licenses were delivered in March 2003. On November 4, 2004, Marubeni Corporation agreed to remove the exclusivity clauses on the condition that we repurchase from Marubeni Corporation one of the eVF development licenses and one of the run-time licenses for $20,000. The June 24, 2002 agreement was for a period of three years and in accordance with the terms of the agreement, we gave notice to Marubeni and the agreement terminated on June 24, 2005.

          On December 2, 2004, we signed a non-exclusive developer's agreement with Talk Engineering Co., Ltd. to develop Vision Guided Robotic solutions powered by our eVF technologies specifically for the auto manufacturing industry in Japan. Talk is a regional Japanese machine vision developer and integrator primarily serving Japanese automobile and foods manufacturers, and was introduced to us by ABB Japan as a regional resource for developing TrueView™ solutions for the Japanese market. The non-exclusive developer’s agreement with Talk was not renewed on the December 31, 2005 expiry date. However, Talk has continued to market and integrate Braintech’s products in association with ABB Japan.

          Since we commenced its development in 2000 we have added functionality to eVF by developing components as follows:

          Single Camera 3 D (SC3D): Our principal vision guidance robotic technology is SC3D. We developed our SC3D technology in response to a major automaker’s request for a robust 3D robot guidance system for automotive part handling applications. A CCD (Coupled Charged Devise) camera is integrated into the robot gripper. The robot moves to position the camera near the part to be handled by the robot. A single image of the part is captured and the SC3D technology performs its analysis. The SC3D system determines the position of the part in 3D space, ie. its position on the on x, y, z axis and its orientation (roll, pitch, and yaw angles). These values are transmitted to the robot controller via Ethernet. The robot uses this information to adjust the position of its gripper to match the 3D coordinates of the part and proceeds to intercept, grasp and manipulate the part as required by the particular task at hand. The complete process takes less than one second. In extreme cases, where the part is heavily tilted to one side, the vision guidance system can perform two measurements (coarse and then fine) to achieve higher accuracy and reliability. The vision guidance system makes this decision automatically. The SC3D vision system can keep track of multiple part models and multiple part features so that the user can re-configure the vision system for use with different parts. Applications for SC3D include robot-handling applications involving precisely manufactured parts such as engine heads and manifolds. The system provides the necessary accuracy for robots transferring parts to conveyors or placing parts precisely in a fixture. The system is not suitable for flexible parts where dimensions vary significantly such as plastic blow-moulded products.

          AutoCal-3D: AutoCal-3D is a fully automated process for 3D calibration of a stationary or robot-mounted camera. Calibration refers to the process whereby the mathematical relationship between pixel coordinates of objects in digital images and real-world coordinates such as inches and millimeters is calculated. In contrast to the manual calibration process, AutoCal-3D eliminates all steps involving operator input thereby increasing both efficiency and accuracy.

          AutoTrain-3D: AutoTrain-3D is a fully automated process that facilitates the introduction or “training” of new parts into a given eVF-based system running the SC3D technology.

          AccuTest: AccuTest allows operators to rapidly and accurately validate the robustness and reliability of a vision guided robotic system before and during field deployment.

          Xi2D (Single/Multi-Camera 2D): Xi2D consists of a single or multi-camera arrangement that views various features of interest.

          DD3D (Direct Depth 3D): DD3D uses stereo vision for direct measurement and consists of a binocular camera arrangement to view a part or feature.

          SR3D (Surround Vision 3D): SR3D is similar to SC3D but involves multiple cameras configured to view different areas of the same part.

          IDM 2.5D (Inferential Depth Measurement): IDM 2.5D is targeted for processes that do not require or allow for complete 3D part location variance, but that are more complex than basic 2D tasks. IDM 2.5D exploits visual cues such as size and shape variations among parts to compute not only the planar x, y and rotation of a given part but also its height, or z coordinate, relative to the robot’s coordinate system.

          SCTrac (Single Camera Tracking): SCTrac uses one or more cameras to image a given part in real time and provides an industrial robot with a continuous stream of data about where the part is, how fast and in what direction it is moving. SCTrac makes it possible for robots to work on parts while in motion, significantly improving production throughput. Other applications of the technology include dynamic materials handling, assembly or measurement where the objects of interest are in motion during the robotic process.

         SL3D (Structured Light 3D): SL3D uses Structured Light (i.e. laser) patterns to calculate the position and orientation of smooth, sparsely featured objects (e.g., automotive body components and panels). A structured light pattern is projected onto the surface of an object and the reflection of this pattern is captured and analyzed to determine surface topology, object position and orientation.

Business Overview

          Our business consists of the development, supply and support of machine vision guidance systems for robots used in manufacturing industries. The field of vision guided robotics requires our vision systems to incorporate advanced robotic engineering and programming know-how for optimal integration with the robotic systems.

Principal Products and Services

          Our products and services are suitable for both product inspection and location analysis applications, and the projects we have completed with ABB have involved both applications. The vision guided robotic systems we have sold to date are used mainly in the manufacture of automotive parts, but we believe that we are capable of developing systems that can be applied in a large number of industrial sectors.

          We develop vision guided robotic systems based on our customers’ particular needs. Solutions that we have delivered range from single and multi-camera 2D systems to single and multi-camera 3D systems.

eVisionFactory

          eVisionFactory (eVF) is intended to provide a comprehensive software environment for the design, development, operation, and support of vision guided robotic systems. eVF consists of two principal elements, a development environment and an Internet-based service and support system.

          We use eVF to develop custom vision guided robotic systems. We have developed comprehensive training procedures that allow other users, such as integrators and channel partners, to develop customized vision guided robotic systems. We include a version of eVF without the Internet-based service and support system in all of the vision guidance systems that we deliver. The Internet-based support system is still in the development stage and is subject to future release.

eVisionFactory - Development Environment

          The eVisionFactory software environment is designed to facilitate the expeditious and economical development of custom vision guided robotic systems. eVisionFactory stores and manipulates libraries of routines to perform the various functions that can be included within a vision guided robotic system. eVisionFactory includes standardized interfaces to which all of the routines are adapted, so that the routines can be combined easily and efficiently into an integrated system. eVisionFactory permits the operator to "drag and drop" individual routines from particular libraries to a window opened for the system under development. Once added to the system window, the routines are automatically linked together through the standardized eVisionFactory interface. eVisionFactory thus eliminates the need to write specialized computer code to link individual routines.

          eVisionFactory is installed on a user’s computer system as part of a completed vision guided robotic system. After installation, the system can be modified or upgraded, by altering or adding to the software components of the system, or by augmenting the data used by the system. eVisionFactory will permit users to make minor modifications directly. We plan to supply major modifications or upgrades at an extra charge.

          eVisionFactory also includes maintenance and support features which monitor the performance of a vision guidance system to detect errors, and to notify the operator when an error has been detected.

          The software by which eVisionFactory links the various routines within its libraries is proprietary to us. However, we do not have proprietary ownership of the majority of the individual routines that can be used with eVisionFactory, some of which are available in the public domain.

eVisionFactory – Internet-based Service and Support System

          In the fall of 2000, we commenced development of a system for Internet-based service and support of industrial systems. During the first half of 2001, for development purposes we began to incorporate this system as part of eVisionFactory. The principal components of the system include the following:

- communication devices, to transmit messages between on-site personnel and a server operating at the industrial site;

- a server which controls communication within the industrial site, and which also connects to Internet sites offering web based technical support; and

- web based technical support applications, queuing mechanisms, channel managers, and synchronization mechanisms designed to respond to technical inquiries over the Internet.

          Our Internet-based service and support system will use networked computers to carry out its communication functions. We also plan to incorporate wireless communication features for use by on-site personnel. We plan to implement the wireless components of the system through universally accepted standards for short-range wireless communications, such as Bluetooth communications protocols or the 802.11b standard protocol. Both sets of protocols are used in implementing wireless networks, and are compatible with TCP/IP protocols used in transmitting data over the Internet. We do not yet have a timetable for completion of the wireless components.

          To complete development of the system we will have to develop interfaces between the wireless components and software applications that will be used to support Internet-based communications.

          We have developed software that permits companies operating the Internet-based service and support system to obtain the following types of support services in a secure manner:

- Fault Information Wizards. The wizards ask the system operator a few simple questions aimed at identifying the nature of the problem and its location. The system then transmits the support request to the remote support facility. The technical support staff at the remote facility will acknowledge the receipt of the support request and respond by invoking one of three support mechanisms provided by the system;

- Two-way text chat capability. If the problem description is unclear from the request, the technical support person can initiate a chat session and ask specific questions to ascertain the true nature of the problem. The chat capability will be available from the eVF interface installed in the PC on the factory floor.

- Trouble-shooting Wizards. The system is capable of storing troubleshooting wizards for typical problems that can be transmitted to the system operator. The wizards are designed to guide the operator in a step-by-step fashion with the aid of clear schematics to resolve the fault;

- Remote Diagnostics. The system has been designed to enable the support person to take remote control of the vision system when offline and when permitted by the operator, to identify and resolve a problem.

          Our Internet-based service and support system was developed to support users of our vision guided robotic systems. However, it can be adapted for use with a variety of industrial manufacturing systems.

          Investors are cautioned that our Internet-based service and support system is in the development stage, and that we have no assurance that we will be able to complete technical development of the system, or to market the system successfully if it is completed.

Industry Background

          The growth of the machine vision industry is dictated, on the one hand, by the technical difficulty of achieving accurate "computerized vision", and on the other hand, by the vast theoretical scope of the potential applications. The principal technical difficulties include the problems of compensating for background noise that masks or distorts objects, separating objects from their backgrounds, determining how much "similarity" must exist before two visual patterns are considered to represent the same object and comparing physical objects which are only approximately "similar" in the first place.

          As the technical difficulties are solved, the potential benefits and applications of computerized vision are large. In industrial quality control, computerized vision can replace and perform inspections more accurately than human inspectors. In industrial automation, computerized vision can be used to control industrial machines or robots. In security systems, computerized vision can be used to detect human visitors or intruders in video camera images. In military applications, computerized vision can be used in automated targeting systems. In medical applications, it can be used to improve diagnostic reliability.

Technical description - computerized vision

          Computerized vision involves analysing visual images in a digital electronic form. To do so, a computerized vision system must first express a visual image in digital form. The system must then analyse the digital data to recognize patterns or specific objects.

          We separate the development of a vision system into the following modules, which correspond to the logical steps that must be followed in analysing an electronic visual image.

Acquisition and Digitization Module

          The acquisition and digitization module receives input such as the signal from a video monitor, and creates a digitized version of that input.

Pre-processing Module

          The pre-processing module receives digitized output from the acquisition and digitization module and performs certain operations and modifications on the digital data to facilitate pattern recognition. The preprocessing module performs the following principal functions:

- It filters out noise and other apparent anomalies in the digital data.

- It segments the data by identifying subsets of the digital data which represent candidates for physical objects that the vision system is intended to recognize.

- It transforms data by deriving selected numerical characteristics of the data subsets identified as potential objects. The numerical characteristics may include such quantities as the length or width of the object, or a series of numbers describing its colour or texture. The numerical quantities thus derived are stored as a vector, referred to as the "physical signature" of the potential object.

Training and Matching Module

          The training and matching module performs two essential functions.

- It receives the physical signatures of potential objects and attempts to match them to the signatures of specified objects already stored in memory (the objects the system is trying to locate or recognize). The training and matching module "classifies" physical signatures by calculating how well they match the signatures stored in memory. Since physical objects are unlikely to be perfectly identical, or to be described perfectly by a digitized version of visual input, classification necessarily involves the comparison of approximate quantities. The classification of physical signatures thus requires a mathematical algorithm for deciding how closely a physical signature and a signature match. A variety of mathematical models, including fuzzy mathematics and standard probability error functions, can be used to fulfil this requirement. While the technical details of the mathematical models differ, they have the common object of producing a numerical measure of how closely two mathematical data vectors match.

- It refines the stored signatures to which future physical signatures can be matched, that is it "trains" the system for more accurate object recognition in the future. Depending on the mathematical algorithm used to identify matching signatures, the training and matching module can adjust the appropriate memory signatures, or the mathematical parameters or functions used in matching physical signatures to the signatures stored in memory.

Control and Feedback Modules

          The control and feedback module controls input to, and output from, the system. The control and feedback module determines the extent to which the system is being trained and also permits direct operator participation in certain steps of the process, such as the identification of candidate objects or new objects. When a physical signature does not match any of the signatures stored in memory, the control and feedback module can also initiate procedures to create a "new" signature in memory, to be used to identify the "new" object in the future.

Competitive Position -Vision Guided Robotic Systems

          Vision guided robotics is an emerging industry and as such, no statistics are available to determine the size or composition of the overall market. Many of our potential competitors are substantially larger than we are and earn substantially greater revenue. We do not know of a reliable way to evaluate our future competitive position within the industry. We believe that a substantial number of companies operating in the machine vision market have the capability to develop the kind of vision guidance systems we develop. However, we also believe that:

- eVisionFactory will enable us to develop vision guided robotic systems quickly and efficiently;

- through our alliance with ABB, we have demonstrated an ability to complete projects for major industrial clients; and

- our patent regarding the Method and Apparatus for Single Camera 3D Vision Guided Robotics will provide us with a sustainable competitive advantage.

We, however, do not have an established track record of sales or profits to provide any reliable indication of our ability to attract significant market share or to operate profitably.

Research and Development

          During the year ended December 31, 2006, we incurred research and development expense of $632,570 net of $48,367 Precarn funding, and during the year ended December 31, 2005, we incurred research and development expense of $588,103. Substantially all of our research and development expenses consisted of internal personnel costs allocated to research and development. For 2007, our own employees will do substantially all of our research and development work.

Intellectual Property

          We believe that software and related technical data which we have developed constitute intellectual property belonging to us. The software and technical data over which we assert intellectual property rights include principally the following:

- software we have written in developing our single camera 3D robot guidance system;

- software we have written and incorporated in eVisionFactory, including the software by which eVisionFactory links the various subroutines within its libraries;

- software we have written in developing the components of eVisionFactory including AutoCal-3D, AutoTrain-3D, AccuTest, Xi2D (Single/Multi-Camera 2D), DD3D (Direct Depth 3D), IDM 2.5D (Inferential Depth Measurement), SR3D (Surround Vision 3D), SCTrac (Single Camera Tracking), and SL3D (Structured Light 3D);

- software we have written and incorporated in the Internet-based service and support system included in eVisionFactory;

- software routines we have written from time to time in developing machine vision systems; and

- software routine we have written from time to time in developing vision guided robotic systems.

          We have registered the trademarks “Braintech” “eVF” and “eVisionFactory” with the United States Patent and Trademark office. We have also applied for registration of the trademark “SC3D” with the United States Patent and Trademark Office. In the Canadian Trade-marks Office we have registered the trademarks “SC3D”, “eVF”, and “eVisionFactory”.

          On January 31, 2002, we filed an application in the Canadian Patent Office regarding the Method And Apparatus For Single Camera 3D Vision Guided Robotics and on May 24, 2002 we filed an identical application in the United States Patent Office. On January 31, 2003 we filed an International Application according to the Patent Cooperation Treaty. The Patent Cooperation Treaty provides a procedure enabling applicants to obtain patents in many countries. On June 2, 2005 we filed an application in the Japanese Patent Office. On November 9, 2004, the United States Patent Office issued U.S. Patent No. 6,816,755 regarding the Method And Apparatus For Single Camera 3D Vision Guided Robotics. On June 23, 2005 we filed an Amendment and Supplemental Information Disclosure Statement with the US Patent and Trademark Office regarding the Method And Apparatus For Single Image 3D Vision Guided Robotics.

          On July 14, 2004 We filed an application in the United States Patent Office regarding the Method And Apparatus For Multi Camera Surround 3D Vision Guided Robotics. On July 14, 2005 we filed a Continuation in Part entitled Method And Apparatus For Machine-Vision which referenced the application regarding the Method And Apparatus For Multi Camera Surround 3D Vision Guided Robotics as the Parent Application.

          Our ability to compete successfully will depend in part on our ability to protect our proprietary technology and information. Except for the U.S. Patent No. 6,816,755 regarding the Method And Apparatus For Single Camera 3D Vision Guided Robotics described above, our application in the United States Patent Office regarding the Method And Apparatus For Machine-Vision, and apart from the above trademarks and trade mark applications, we have not applied for registration of intellectual property rights in respect of any of our software (although certain forms of legal protection, such as copyright ownership, are available without registration). Although we attempt to prevent improper disclosure of our proprietary technology, we cannot assure that the measures we take will be adequate, or that competitors will not be able to develop similar technology independently. Further, we can not assure that claims allowed on any patent we obtain will be broad enough to protect our technology, that any patent applications will ultimately be successful, or that foreign intellectual property laws will protect our intellectual property. We may have to resort to litigation to enforce or determine the validity and scope of our proprietary rights. Litigation of this nature would likely be expensive, and its outcome uncertain.

          We have no pending claims against us for infringement of any patents or other intellectual property rights of others. We have no reason to believe that we infringe any intellectual property rights of others, although we do not conduct systematic patent searches to determine whether any of our products infringe existing patent rights. Whether or not we are actually infringing the rights of third parties, claims of infringement may be advanced against us, forcing us either to defend costly litigation or to purchase license rights from third parties. If we are forced to purchase license rights from third parties, we can not assure that we will be able to do so on commercially reasonable terms, or at all.

Employees

          As of April 16, 2007, we have 18 employees. We are not subject to any collective bargaining agreements and we consider relations with our employees to be excellent.

Reports to Security Holders

          We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

          The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

          The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes and the information included under the caption "Risk Factors" beginning on page 7 of this document. Except for historical information, the following discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. See "Special Note Regarding Forward-Looking Statements" for further information regarding forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements as a result of a number of factors, many of which are beyond our control, including those factors discussed under "Risk Factors" and other headings in this document, which could, among other things, cause the price of our common stock to fluctuate substantially.

Overview

          We generate the majority of our revenues from the sale of computer software that we have developed and that we believe constitutes intellectual property belonging to us. Our software sales have principally involved computerized vision systems used for the guidance of industrial robots performing automated assembly, material handling, and part identification and inspection functions. We have generated total revenues, from inception on January 3, 1994 to December 31, 2006, in the amount of $4,629,749.

          We have incurred aggregate net losses of $26,024,167 during the period from our inception on January 3, 1994, to December 31, 2006. We will likely continue to incur significant additional operating losses as our product development, research and development, and marketing efforts continue. Operating losses may fluctuate from quarter to quarter as a result of differences in the timing of expenses incurred and revenue recognized.

Results of Operations

          We believe that our limited history of revenue generation and recent business developments make the prediction of future results of operations difficult, and, accordingly, our operating results should not be relied upon as an indication of future performance.

          The majority of our cash costs have been incurred in Canadian dollars. Our reporting currency is the United States dollar. At the end of each reporting period, we translate our expenses incurred in Canadian dollars into United States dollars at the average exchange rate for the period. Fluctuations in the foreign exchange rate can have a substantial influence on reported expenses even though the actual expenditure has not increased or decreased to the same extent.

Year ended December 31, 2006 compared with year ended December 31, 2005

          The average exchange rate used to translate the Canadian Dollar into the United States Dollar for the year ended December 31, 2006 was 1.13461. For the year ended December 31, 2005, the exchange rate was 1.21173. The change in our operating expenses illustrates the effect of fluctuating foreign exchange rates have on our reported results. We reported a decrease in operating expenses of $163,284 from $2,895,628 for the year ended December 31, 2005 to $2,732,344 for the year ended December 31, 2006. However, when adjusted for the change in the foreign exchange rate (that is, by excluding the effect of the change in exchange rates from the comparative period’s levels), the actual change in operating expense activity was a decrease of approximately $337,200. The foreign exchange adjustment accounted for an increase of approximately $173,900 in reported operating expenses. We have isolated the effect the fluctuating foreign exchange rates had on our reported results in the discussion below.

          Revenue from operations for the year ended December 31, 2006 was $1,756,032 (December 31, 2005 - $1,203,170). The amount of our revenues is calculated in accordance with the software revenue recognition rules outlined in the American Institute of Certified Public Accountant's Statement of Position (SOP) 97-2 as discussed in the significant accounting policies note to our consolidated financial statements.

          Revenue for the year ended December 31, 2006, included approximately $516,500 for 31 eVF software runtime licenses delivered to ABB for installation in automobile manufacturing plants, approximately $16,300 for 15 eVF off-line software licenses (for development, integration, and training), approximately $157,400 previously recorded as deferred revenue and amortized during the year into revenue in accordance with SOP 97-2, approximately $115,000 for engineering services, approximately $12,100 for training and other services, and $150,000 for research and development services related to the bin-picking project. In addition we received $927,900 from ABB for the purchase of 46 eVF software runtime licenses as the balance of their purchase guarantee in accordance with the terms of the Exclusive Global Channel Partner Agreement. In accordance with SOP 97-2, of the $927,900 invoiced, we recorded $788,700 in revenue and deferred $139,200.

          Cost of sales for the year ended December 31, 2006 was $101,806 or approximately 5.8% ..

          Revenue for the year ended December 31, 2005, included approximately $901,600 for 46 eVF software runtime licenses delivered to ABB for installation in automobile manufacturing plants, approximately $84,300 for software delivered to Idaho National Laboratory, approximately $41,600 for 8 eVF off-line software licenses (for development, integration, and training), approximately $95,300 previously recorded as deferred revenue and amortized during the year into revenue in accordance with SOP 97-2, approximately $49,100 for engineering services, and approximately $31,300 for training and other services.

          Cost of sales for the year ended December 31, 2005 was $65,786 or approximately 5.5% ..

          We reported that research and development expenses increased $44,467 from $588,103 for the year ended December 31, 2005 to $632,570 for the year December 31, 2006. Stock option expense allocated to research and development accounted for an increase of approximately $43,000 and a Precarn funding grant of $48,367 was received to offset our expense. After eliminating the stock option expense increase and the funding grant decrease, the foreign exchange differential accounted for an increase of approximately $40,600, indicating that actual research and development activity increased by approximately $9,200. No stock option expense or funding grants were recorded for the year ended December 31, 2005.

          We reported that selling, general, and administrative expenses decreased $207,751 from $2,307,525 for the year ended December 31, 2005 to $2,099,774 for the year ended December 31, 2006. The foreign exchange differential accounted for an increase of approximately $133,600 indicating an actual decrease in activity of approximately $341,400. Several factors contributed to the decrease and in discussing these factors, the foreign exchange element has been indicated. The principal factors were as follows:

-

Reported general and administrative salaries decreased $4,349 from $1,005,084 to $1,000,735. The foreign exchange differential accounted for an increase of approximately $63,700, resulting in an actual decrease in activity of approximately $68,000. The actual decrease resulted from the decrease of our staff by one employee. It is expected that the actual cost of general and administrative salaries will decrease further in 2007 because of the decrease of our staff by two additional employees.

-

Stock option expense in the amount of $193,580 was recorded for the year ended December 31, 2006 in accordance with the requirements of SFAS No. 123R, “Share-Based Payment” adopted by the Company on January 1, 2006. No stock option expense was recorded for the year ended December 31, 2005.

-

Reported amortization expenses decreased approximately $2,900 from $24,700 to $21,800. The foreign exchange differential accounted for an increase of approximately $1,400, resulting in an actual decrease of approximately $4,300.

-

Reported legal expenses increased approximately $52,900 from $120,500 to $173,400. The foreign exchange differential accounted for approximately $11,000 of the increase, resulting in an actual increase in activity of approximately $41,800. The actual increase is principally a result of an increase in patent application and registration expenses.

-

Reported audit and accounting expenses decreased approximately $90,700 from $130,100 to $39,400. The foreign exchange differential accounted for an increase of approximately $2,500, resulting in an actual decrease in activity of approximately $93,200. The actual decrease related to the change in our independent registered public accounting firm and one time corporate income tax compliance expenses incurred during the year ended December 31, 2005.

-

Reported travel and marketing expenditures decreased approximately $317,800 from $588,700 to $270,900. The foreign exchange differential accounted for an increase of approximately $17,200, resulting in an actual decrease in activity of approximately $335,000. The individual components of the actual decrease are as follows: investor relations decreased $146,400 from $349,200 to $202,800, travel decreased $20,800 from $49,500 to $28,700, trade shows decreased $53,800 from $53,800 to nil, and marketing materials decreased $86,000 from $87,000 to $1,000.

-

Reported rent and premises cost increased approximately $23,900 from $210,700 to $234,600. The foreign exchange differential accounted for an increase of approximately $14,900, resulting in an actual increase in activity of approximately $9,000.

Liquidity and Capital Resources

Working Capital and Operations

          As of December 31, 2006, we had $16,950 in cash and cash equivalents and working capital (deficiency) of ($109,027) and as of December 31, 2005, we had $522,943 in cash and cash equivalents and a working capital (deficiency) of $(1,509,067).

          As of December 31, 2006, our trade accounts receivable balance was $1,149,797. Subsequent to December 31, all of this balance was received in full. Our cash position as at April 16, 2007 is approximately $390,000 and our trade accounts receivable are approximately $750,000

          We estimate that, at our current level of operation, our cash expenses are approximately $200,000 per month. We base this estimate on the following data:

-

As at April 16, 2007, we have 18 employees and our salary costs are approximately $120,000 per month. For the year ended December 31, 2006, our average monthly cash expenditures for general, overhead and administration, exclusive of salary costs, were approximately $75,000 per month. We expect that our general overhead and administrative costs, exclusive of salary costs, will remain constant over the next six months.

-	We do not expect to incur significant capital expenditures during 2007 unless they result from an increase in our level of operation.

-

Our Exclusive Global Channel Partner Agreement dated May 5, 2006 with ABB Inc. provides for a minimum purchase guarantee of $1,500,000 for the year ended December 31, 2006. To December 15, 2006, ABB Inc. made purchases totaling approximately $573,000 towards this minimum purchase guarantee. A Purchase order for the balance of $927,000 of the minimum purchase guarantee was received on December 15, 2006 and we delivered software on that date and invoiced $927,000 on December 15, 2006. Because of this 4th quarter minimum purchase guarantee, we reported positive operating income for the 4th quarter.

-

Subsequent to December 31, 2006, the minimum purchase commitment by ABB Inc. pursuant to the Exclusive Global Channel Partner Agreement should result in positive net income and cash flow on a continuing basis.

          We expect that interest payment on our bank loan will total approximately $160,000 during the year ending December 31, 2007 and approximately $80,000 during the year ending December 31, 2008. We are scheduled to make principal payments totaling $490,000 during the year ending December 31, 2007 and $1,982,837 during the year ending December 31, 2008. We expect that the minimum purchase commitments by ABB during 2007 and 2008 ($3,500,000 and $5,500,000 respectively) will be more than sufficient to service these debt requirements as well as produce an operating income and positive cash flow during 2007 and 2008.

Financing Activities

          Because our business has not been profitable we have been required to finance the development of our products, to pay the costs of marketing those products, and to cover operating losses by way of equity financing. During 2005 and 2006 we obtained financing as follows:

Convertible Debentures

          Between September 2003 and May 2004, in accordance with the terms of Securities Purchase Agreements, we issued convertible debentures in the amount of $2,250,000. A general security agreement covering all of our real, personal and intangible property was pledged as security for the debentures. The debentures matured on August 25, 2006 and bore interest at eight percent (8%) per annum. All convertible debentures ranked pari passu with all convertible debentures issued. The principal amount and accrued interest were convertible until maturity into units at a price of $0.25 per unit. Each unit comprises one common share and one half-share (1/2) share purchase warrant. Each whole warrant has a five (5) year term and is exercisable at any time into one common share at a price of $0.25 per share. Finder’s fees were paid to investors, persons related to investors, and independent third parties by way of cash payment of $26,250 and by way of issuance of 595,000 units at $0.25 per unit each unit comprised of one share and one-half (1/2) share purchase warrant, with each whole warrant exercisable at $0.25 into one common share for five (5) years. The fair value of the cash finder’s fees and the fair value of the units underlying the finder’s fees have been recognized in stockholders’ equity.

          On conversion of the debentures into common shares and share purchase warrants, the fair value of the share purchase warrants was assigned and recognized as an expense. $262,500 of principal and $17,327 of accrued interest was converted into 1,119,312 common shares and 559,656 share purchase warrants. Accordingly, we have expensed $90,513 as the fair value of the warrants issued.

          On September 9, 2006, we redeemed $325,000 of principal and $71,787 of accrued interest.

          Effective September 26, 2006, we entered into a Debenture Settlement Agreement with the debenture holders remaining after the September 9, 2006 redemption payments. The Debenture Settlement Agreement provided for an extension of time in which to redeem the remaining debentures in exchange for the pro-rata issuance of 2,100,000 share purchase warrants among the remaining debenture holders. Each share purchase warrant entitles the holder to purchase one common share at a price of $0.25 per share for a period of five years. In addition, the exercise price of 500,000 share purchase warrants previously held by the agent for the debenture holders was reduced from $0.45 to $0.25 and the exercise period of these share purchase warrants and a further 100,000 share purchase warrants previously held by the agent for the debenture holders was extended to September 26, 2011.

          On October 23, 2006, we completed a transaction redeeming all of the remaining secured convertible debentures representing $1,662,500 of principal and $393,998 of interest.

          Because the conversion price was less than the closing trading prices of our shares on the commitment date, the convertible debentures contain a beneficial conversion feature. In accordance with Emerging Issues Task Force (“EITF”) Issue 98-5, the embedded beneficial conversion feature was recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value of the beneficial conversion feature exceeded the face value of the debentures and was therefore limited to the face value. The face value of the debt was allocated to additional paid-in capital and was accreted to the face value of the convertible debentures over the term of the debentures by a charge to interest expense. Accrued interest was also recorded based on the face value of the debentures at the stated interest rate (8%). The amount recorded on the balance sheet as at December 31, 2006 has been calculated as follows:

Face value of convertible debentures issued (cash received)		$2,250,000
Beneficial conversion feature allocated to additional paid-in capital		(2,249,995)
Accretion of convertible debentures		2,249,995
Accrued interest payable		483,113
Conversion of debentures		(279,828)
Redemption of debentures		(2,453,285)
Convertible debentures at December 31, 2006	$	Nil

Bank Loan and Loan Guarantee

          On October 23, 2006 we completed a transaction redeeming all of the outstanding secured convertible debentures as noted above. To facilitate the transaction, we arranged a bank loan of up to $2,500,000 from the Royal Bank of Canada. The loan is repayable as to interest only at the rate of Royal Bank Prime + 0.50% until June 30, 2007. Monthly principal payments plus interest are due as follows: June 30, 2007 to December 31, 2007,

$70,000; January 31, 2008 to May 31, 2008, $110,000; June 30, 2008 to November 30, 2008, $195,000; December 31, 2008, remaining balance due. We anticipate that the minimum purchases guaranteed in accordance with the ABB Exclusive Global Channel Partner Agreement will provide sufficient cash flow to service these interest and principal payments.

          The Royal Bank required that standby letters of credit securing the bank loan of up to $2,500,000 be provided. Certain accredited investors agreed to provide the letters of credit to the bank and as compensation we agreed to issue one Unit for each one dollar pledged as security for the bank loan. Each Unit consists of two (2) shares of our common stock, three (3) share purchase warrants, each warrant entitling the holder to purchase one (1) additional share of common stock at a price of $0.30 per share for a period of five (5) years; and one and one-half (1½) share purchase warrants, each whole warrant entitling the holder to purchase one (1) additional share of common stock at a price of $0.50 per share for a period of five (5) years.

          As of October 23, 2006 we had obtained letters of credit securing a total of $2,150,000 of the Bank Loan and accordingly on October 23, 2006 we issued 4,300,000 common shares, 6,450,000 warrants exercisable at $0.30 and 3,225,000 warrants exercisable at $0.50. As further compensation, the exercise price of 250,000 share purchase warrants previously held by certain providers of the letters of credit have been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010. Our Chief Executive Officer provided $400,000 of the letters of credit.

          As of October 23, 2006, cash collateral in the amount of $350,000 had been pledged by accredited investors to allow the Royal Bank of Canada to fund the total loan amount of $2,500,000. Our Chief Executive Officer provided a portion of the $350,000 cash collateral.

          As of February 5, 2007 we had obtained further letters of credit letters totaling $300,000 and accordingly on February 5, 2007 we issued 600,000 common shares, 900,000 warrants exercisable at $0.30 and 450,000 warrants exercisable at $0.50. As further compensation, the exercise price of 62,500 share purchase warrants previously held by certain providers of the letters of credit have been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010.

Private Placements

          At directors’ meetings held October 13, 2004 and December 21, 2004, approval was given to a private placement of 1,750,000 units at a price of $0.40 per unit for gross proceeds of $700,000. Each unit comprises one share and one-half (1/2) share purchase warrant. Each whole warrant has a five (5) year term and is exercisable at any time into one common share at a price of $0.50 per share. The private placement closed on various dates between December 1, 2004 and March 4, 2005. In conjunction with this private placement, we paid $32,880 and issued 24,500 units as finders’ fees.

          At a directors’ meeting held March 10, 2005, approval was given to a private placement of up to 1,875,000 units at a price of $0.80 per unit for total proceeds of $1,500,000. Each unit comprises one common share and one half-share (1/2) share purchase warrant. Each whole warrant has a three (3) year term and is exercisable at any time into one common share at a price of $1.00 per share. On May 3, 2005 we closed $1,307,000 of the private placement. In conjunction with this portion of the private placement, we paid $39,210 and issued 52,500 shares as finders’ fees.

          At a directors’ meeting held October 5, 2005, approval was given to a private placement of up to 6,000,000 units at a price of $0.50 per unit for total proceeds of $3,000,000. Each unit comprises one common share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share for two (2) years at US$0.60 per share. On January 23, 2006 we issued 1,008,548 units on account of this private placement.

          At a directors’ meeting held May 30, 2006, approval was given to a private placement of up to $3,000,000. The financing term sheet executed to implement the private placement offered 10,000,000 units at $0.30 per unit. Each Unit comprises one common share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share for three (3) years at US$0.50 per share. On August 30, 2006 we issued 1,549,332 units on account of this private placement representing $464,800.

          By directors consent resolution dated November 24, 2006, approval was given to a private placement of up to $1,200,000. The financing term sheet executed to implement the private placement offered 6,000,000 units at $0.20 per unit. Each Unit comprises one common share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share for three (3) years at US$0.25 per share. On January 16, 2007 we issued 1,895,000 units on account of this private placement representing $379,000. We also paid $1,500 and issued 30,000 units as a finder’s fee on account of this private placement. On February 21, 2007 we issued 275,000 units on account of this private placement representing $55,000.

Employee Stock Options

          The exercise of 55,000 employee stock options has generated $11,000 from January 1, 2005 to April 16, 2007.

Off-Balance Sheet Arrangements

          As of April 16, 2007, we have no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

          Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decision of the Board of Directors not to pursue a specific course of action based on a re-assessment of the facts or new facts, changes in our industry or general economic conditions.

Going Concern Statement

          Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the consolidated financial statements for the period ended December 31, 2006, our independent registered public accounting firm included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our audited consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent registered public accounting firm.

          There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our software products, the continuing successful development of our computerized vision systems and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

          There are no assurances that we will be able to obtain further funds required for our continued operations. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to proceed with our expansion program and may not be able to meet our other obligations as they become due.

CRITICAL ACCOUNTING POLICIES AND CHANGES TO EXISTING ACCOUNTING POLICIES

          On December 12, 2001, the Securities and Exchange Commission issued cautionary advice regarding the disclosure of critical accounting policies. Critical accounting policies are those that our management believes are both most important to the portrayal of our financial condition and results, and that require difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that involve uncertainty.

          We believe the “critical” accounting policies we use in preparation of our financial statements are as follows:

Revenue Recognition.

          We follow the software revenue recognition rules outlined in the American Institute of Certified Public Accountant’s Statement of Position (SOP) 97-2. We recognize revenue when there is a persuasive evidence of a contract, delivery has occurred, the fee is fixed or determinable, collection is reasonably assured, and there are no substantive performance obligations remaining. Any cash received in advance of meeting these criteria is recorded as deferred revenue on our balance sheet. Changes in contractual arrangements or customer relationships in the future could impact the extent or timing of revenue recognition.

Income Taxes.

          Our financial statements reflect a full valuation allowance against the net future income tax assets based on our assessment that we are not more likely than not to be able to utilize certain deductions before their expiry. Our assessment is based on a judgment of estimated loss before such deductions. Changes in the timing of the recognition and amount of revenues and expenses in the future may impact our ability to utilize these deductions.

Stock based Compensation

          In December 2004, the Financial Accounting Standards Board (the FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payment”. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period in the company’s financial statements. Stock based compensation expense recognized during the period is based on the value of the portion of the share based payment awards that is ultimately expected to vest during the period. We estimate the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R and our prior period pro-forma disclosures of net earnings. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life, the price volatility of the underlying stock, and the risk free interest rate. The expected stock price volatility assumption was determined using historical volatility of our common stock. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model and the fair value is amortized on a straight line basis.

          We adopted SFAS 123R effective January 1, 2006, using the Modified Prospective Method. This method requires that awards granted, modified, repurchased or cancelled in the quarter beginning after the adoption date use the fair value method to recognize stock based compensation. Also any unvested options, where compensation expense was amortized over the vesting period, and was previously disclosed in the notes to financial statements as pro-forma, shall now be expensed over the same amortization period.

          Prior to the adoption of SFAS No. 123R, we applied Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations and provided the required pro-forma disclosures of Financial Accounting Standards 123 “Accounting for Stock-Based Compensation” (“SFAS 123”). Under APB 25, compensation expense is only recorded to the extent that the exercise price is less than fair value on the measurement date. Non-employee options are recognized at the fair value of the options as determined by an option pricing model as the services are performed and the options earned.

Effects of Foreign Currency Exchange Rates and Inflation

          While we record our financial statements in United States dollars, many of our expenses are incurred in Canadian dollars. As a result, fluctuations in the Canadian dollar exchange rate can affect our expenses, and thus our profit or loss. During the year ended December 31, 2006 we realized a foreign exchange gain of $15,163. The foreign exchange gain resulted principally from transactions recorded in United States dollars for reporting purposes, but actually carried out in Canadian dollars. As at the date of this annual report, we have not engaged in exchange rate-hedging activities. To the extent we implement such hedging activities in the future we cannot assure that we will be successful.

          In the years ended December 31, 2006 and December 31, 2005 inflation has had a limited impact on our operations. However, there can be no assurance that inflation will not have a material adverse effect on our results of operations in the future.

Quantitative and Qualitative Disclosures about Market Risk

          As at December 31, 2006 we have not entered into or acquired financial instruments that have a material market risk. We have no financial instruments for trading or other purposes or derivative or other financial instruments with off balance sheet risk. All financial assets and liabilities, except the bank loan, are due within the next twelve months and are classified as current assets or liabilities in the consolidated balance sheet provided with this annual report. The fair value of all financial instruments at December 31, 2006, except the bank loan, approximate their carrying values.

          To December 31, 2006, the majority of our cash costs have been realized or incurred in Canadian dollars. To date we have not entered into foreign currency contracts to hedge against foreign currency risks between the Canadian dollar or other foreign currencies and our reporting currency, the United States dollar. Generally, however, we attempt to manage our risk of exchange rate fluctuations by maintaining sufficient net assets in Canadian dollars to retire our liabilities as they come due.

RECENT ACCOUNTING PRONOUNCEMENTS

          In November 2004, the FASB issued SFAS No. 151, “Inventory Costs”. The statement amends Accounting Research Bulletin (“ARB”) No. 43, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. ARB No. 43 previously stated that these costs must be “so abnormal as to require treatment as current period charges”. SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal”. In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. As such, the Company was required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The adoption of SFAS No. 151 did not have any material impact on the Company’s financial statements.

          In December 2004, the FASB revised its SFAS No. 123 (“SFAS 123(R)”). The revision requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair value based method and the recording of such expense in the consolidated statements of operations. The accounting provisions of SFAS 123(R) are effective for reporting periods beginning after December 15, 2005. The pro-forma disclosures previously permitted under SFAS 123 are no longer an alternative to financial statement recognition. See "Stock-based compensation" in note 2 for the pro-forma net loss and net loss per share amounts, for fiscal 2004 and 2005, as if we had used a fair value based method in those years, similar to the methods required under SFAS 123(R) to measure compensation expense for employee stock incentive awards. The adoption of SFAS 123(R) has resulted in amounts that are similar to the former pro-forma disclosures under SFAS 123 and has had a significant adverse impact on the amounts reported in our consolidated statements of operations and net loss per share.

          In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" (“SFAS 153”). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company was required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. The adoption of SFAS No. 153 did not have any material impact on the Company’s financial statements.

          In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The adoption of SFAS No. 154 did not have any material impact on the Company’s financial statements.

          In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140" (“SFAS 155”). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets”. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of SFAS 155 on its consolidated financial statements.

          In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" (“SFAS 156”). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of SFAS 156 on its consolidated financial statements.

          In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires an entity to recognize the impact of a tax position in its financial statements if that position is more likely than not to be sustained on audit based on the technical merits of the position. FIN 48 is effective as of the beginning of the first fiscal year that begins after December 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of FIN 48 on its consolidated financial statements.

          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the US, and expands disclosures about fair value measurements. SFAS 157 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008. The Company is currently evaluating the impact of SFAS 157 on its consolidated financial statements.

DESCRIPTION OF PROPERTY

          Our office premises are located at Unit 102, 930 West 1st Street, North Vancouver, British Columbia, Canada and consist of approximately 11,300 square feet. The term of the lease is five (5) years to August 31, 2008. The annual rent is approximately $189,000 per year, inclusive of operating costs. The lease agreement provides that a rental credit equal to six months minimum rent be applied to the first six months rent payable. For financial statement purposes the monthly rental credits are recorded as deferred leasehold inducements and applied over the term of the lease.

          Our premises at Unit 102-930 West 1st Street are suitable and adequate for our current and future anticipated research and development and production operations. Additional facilities at other locations will be occupied as dictated by our needs and growth.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions involving Directors

Transactions within the last three years and to April 16, 2007 of which our directors have an interest are as follows:

Owen L.J. Jones, a director and our Chief Executive Officer:

          Mr. Jones purchased 751,544 shares at a price of $0.60 per share in a private placement conducted in the last quarter of 2002. For every two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.85 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until October 28, 2007;

          Mr. Jones purchased 267,106 shares at a price of $0.31 per share in a private placement conducted in the last quarter of 2002. For every two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.36 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until October 28, 2007;

          Mr. Jones purchased 297,334 shares at a price of $0.27 per share in a private placement conducted in the last quarter of 2002. For every two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.32 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2007;

          Mr. Jones purchased 227,480 shares at a price of $0.21 per share in a private placement conducted in the last quarter of 2002. For every two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.26 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2007;

          Mr. Jones purchased 407,640 shares at a price of $0.15 per share in a private placement conducted in the last quarter of 2002. For every two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.20 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2007;

          Mr. Jones purchased 576,924 shares at a price of $0.20 per share in a private placement conducted in the last quarter of 2002. For every two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.25 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until December 17, 2007;

          On October 17, 2002, we issued 500,000 common share purchase warrants to Mr. Jones in settlement of salary owed for the period from January 1, 2002 to September 30, 2002. Each share purchase warrant entitles him to purchase one common share for two years at $0.31 per share, which was the fair market value of the common shares on September 30, 2002. The fair value of the warrants as calculated by the Black-Scholes option-pricing model of $39,409 has been recorded as an expense and additional paid-in capital in the year ended December 31, 2002. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until October 29, 2007;

          In January and March 2003, Mr. Jones advanced CAD$235,000 ($155,838) in return for unsecured demand promissory notes with an annual interest rate of 8%. Between April 12, 2003 and July 29, 2003, Mr. Jones advanced a further CAD$833,000 ($594,355). These additional financings bear interest at 8% per annum and are repayable on demand. A general security agreement covering all of our real, personal and intangible property was pledged as security for the additional advances. The agreements governing the issuance of the convertible debentures provide that the general security agreement pledged as security for the promissory notes issued to Mr. Jones be discharged, provided that $250,000 of the proceeds from the convertible debentures be used to repay the notes, and further provided that the unpaid balance of the notes be repaid by issuing units at a deemed price of $0.25 per unit. We considered the value of $0.25 per unit to be the fair market of the shares and share purchase warrants which form the units, because that was the value we negotiated with independent third parties to be the conversion price of the convertible debentures that were assuming a position similar to the promissory notes being repaid. A partial repayment of $50,000 was made on September 22, 2003 and on November 3, 2003 a further $200,000 was repaid. All of the promissory notes were repayable in Canadian dollars and as such as at November 3, 2003 a foreign exchange loss of $58,855 and interest of $29,607 was accrued. On November 3, 2003, the unpaid balance of the promissory notes was repaid by the issuance of 2,354,621 common shares and 1,177,310 share purchase warrants. Each share purchase warrant has a five year term and is exercisable into one common share at a price of $0.25 per share. Since the promissory notes did not have terms for conversion into equity, the transaction is considered a settlement of debt for accounting purposes. A gain or loss for accounting purposes was recognizable on settlement to the extent that the carrying value of the debt plus accrued interest is compared to the fair value of the cash and equity, based on the trading price on the date our company committed to the issuance of the convertible debentures, received by Mr. Jones. Accordingly we have recorded a loss on settlement of debt in the amount of $741,705;

          In November 2006, Mr. Jones provided a $400,000 standby letter of credit as partial security for the Royal Bank loan and as compensation he received 800,000 common shares, 1,200,000 share purchase warrants exercisable at $0.30 per share, and 600,000 share purchase warrants exercisable at $0.50 per share. The share purchase warrants are exercisable for a period of five years;

          Mr. Jones purchased 1,220,000 shares at a price of $0.20 per share in a private placement conducted in the first quarter of 2007. For each share purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for three years at $0.25 per share.

Edward White, a director and our Chief Financial Officer:

          In March 2001, Mr. White acquired 133,334 shares at a price of $0.75 in a private placement. Mr. White provided us with a demand promissory note in the amount of $100,000 without interest to pay for the shares and has signed an agreement to hold the share certificate and warrant certificate in escrow. The date of the agreement is February 27, 2001. According to the agreement, the shares and warrants issued to him will remain in escrow until he submits full payment to us. For every two shares purchased, Mr. White received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised. If Mr. White fails to pay the demand promissory note, we will cancel the share certificate and warrant certificate issued to him.

Babak Habibi, a director and our President and Chief Operating Officer:

          In June 2001, Mr. Habibi acquired 133,334 shares at a price of $0.75 in a private placement. Mr. Habibi provided us with a demand promissory note in the amount of $100,000 without interest to pay for the shares and has signed an agreement to hold the share certificate and warrant certificate in escrow. The date of the agreement is June 26, 2001. According to the agreement, the shares and warrants issued to him will remain in escrow until he submits full payment to us. For every two shares purchased, Mr. Habibi received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. These warrants expired on February 28, 2004 without being exercised. If Mr. Habibi fails to pay the demand promissory note, we will cancel the share certificate and warrant certificate issued to him.

James Speros, a director:

          On December 29, 2004 Mr. Speros purchased 125,000 Units at a purchase price of $0.40 per Unit. On March 4, 2005 he purchased an additional 97,500 Units at a purchase price of $0.40 per Unit. Each Unit comprises one share and one-half (1/2) share purchase warrant. Each whole warrant is exercisable at $0.50 into one common share for five years. In conjunction with private placements, in 2004, he received $12,500 in finder’s fees and in 2005 he received $49,790 in finder’s fees. He also received 52,500 common shares at a deemed price of $0.80 per share on account of finder’s fees and 55,000 common shares at a deemed price of $0.50 per share on account of services rendered. Effective February 1, 2005, we entered into a Marketing Communications Services Agreement with Baldacci Communications LLC. The agreement and specifies monthly payments of $26,000 for the first six months and $18,000 for the final six months. Of these payments, Mr. Speros is entitled to receive from Baldacci $12,000 per month during the first six months and $10,000 per month during the final six months. The agreement with Baldacci Communications LLC was terminated May 31, 2005. In November 2006, Mr. Speros provided a $125,000 standby letter of credit as partial security for the Royal Bank loan and as compensation he received 250,000 common shares, 375,000 share purchase warrants exercisable at $0.30 per share, and 187,500 share purchase warrants exercisable at $0.50 per share. The share purchase warrants are exercisable for a period of five years. On March 22, 2007, we issued 250,000 shares of our common stock as compensation for providing financial services.

Clifford Butler, a director:

          Mr. Butler purchased 110,000 shares at a price of $0.40 per share in a private placement conducted in the first quarter of 2005. For each two shares purchased, Mr. Butler received one share purchase warrant, which entitles him to purchase one additional share for five years at $0.50 per share;

          Mr. Butler purchased 750,000 shares at a price of $0.80 per share in a private placement conducted in the second quarter of 2005. For each two shares purchased, Mr. Butler received one share purchase warrant, which entitles him to purchase one additional share for three years at $1.00 per share. We have voluntarily and without receipt of any further consideration agreed to reduce the exercise price of these warrants to $0.30 per share and extend the exercise period to four years;

          Mr. Butler purchased 433,333 shares at a price of $0.30 per share in a private placement conducted in the third quarter of 2006. For each share purchased, Mr. Butler received one share purchase warrant, which entitles him to purchase one additional share for three years at $0.50 per share.

          We do not have established policies about entering into future transactions with affiliates. Management addresses individual transactions on their individual merits.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

          Our common stock is approved for quotation on the OTC Bulletin Board under the symbol "BRHI". The following table sets forth, for the periods indicated, the high and low bid information for our common stock on the OTC Bulletin Board:

Quarter	High	Low	Close
	($)	($)	($)

2006
Fourth quarter	0.40	0.17	0.28
Third quarter	0.36	0.21	0.29
Second quarter	0.51	0.30	0.32
First quarter	0.49	0.35	0.36

2005
Fourth quarter	0.57	0.37	0.40
Third quarter	0.53	0.35	0.51
Second quarter	0.92	0.40	0.48
First quarter	0.94	0.42	0.82

          The source of this information is the OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

          Our common shares are issued in registered form. Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111 (telephone: (801) 355-5740; facsimile (801) 355-5742) is the registrar and transfer agent for our common shares.

          As at April 16, 2007, we have 33,897,433 shares issued and outstanding held by approximately 520 stockholders of record. Information regarding the holdings of our directors, executive officers and certain other beneficial owners can be found in the section entitled “Security Ownership Of Certain Beneficial Owners And Management” beginning on page 20 of this prospectus.

Common Stock

          Our authorized capital stock consists of 200,000,000 shares of common stock with a par vale of $0.001 per share. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. The common stock is not entitled to pre-emptive rights and may not be redeemed or converted. Upon liquidation, dissolution or winding up, the assets legally available for distribution to our shareholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payments of all of our debts and liabilitiesof our business. We do not anticipate paying any cash dividends in the foreseeable future.

Dividend Policy

          We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plan Information

          We adopted our current stock option plan, entitled the 2003 Stock Option Plan on April 16, 2003. The following table provides a summary of the number of securities to be issued upon exercise of outstanding options, warrants and rights granted under equity compensation plans, the weighted average exercise price and the number of securities available for future issue as at December 31, 2006.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	3,396,000	$0.48	850,800
Equity compensation plans not approved by security holders	13,082,250	$0.34	Nil
Total	16,478,250	$0.37	850,800

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

          We did not purchase any of our shares of common stock or other securities during the year ended December 31, 2006.

EXECUTIVE COMPENSATION

The following table shows compensation paid to our Executive Officers during the two fiscal periods ended December 31, 2005.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compensation
		Salary	Bonus	Other	Awards		Payouts
					Restricted Stock Awards	Securities Underlying Options/SARs
Owen Jones , CEO and Director	2005 2004	124,500 115,500	Nil Nil	7,970 Nil	Nil Nil	100,000 Nil	Nil Nil	Nil Nil
Babak Habibi President, COO and Director	2005 2004	99,600 92,400	Nil Nil	Nil Nil	Nil Nil	100,000 Nil	Nil Nil	Nil Nil
Edward A. White, CFO, Treasurer, Secretary and Director	2005 2004	99,600 92,400	Nil Nil	Nil Nil	Nil Nil	350,000 Nil	Nil Nil	Nil Nil

There were no stock options granted to any of our Officers during the year ended December 31, 2006.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Owen Jones CEO and Director	2006	132,000	Nil	Nil	Nil	Nil	Nil	12,672	144,672
Babak Habibi President, COO and Director	2006	105,600	Nil	Nil	Nil	Nil	Nil	Nil	105,600
Edward A. White, CFO, Treasurer, Secretary, and Director	2006	105,600	Nil	Nil	Nil	Nil	Nil	Nil	105,600

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Owen Jones , CEO and Director	01/12/02 12/12/05	Nil	Nil	Nil	Nil	Nil	Nil	Nil	200,000 100,000	0.20 0.40
Babak Habibi President, COO and Director	17/12/02 05/11/03 12/12/05	Nil	Nil	Nil	Nil	Nil	Nil	Nil	150,000 500,000 100,000	0.20 0.60 0.40
Edward A. White, CFO, Treasurer Secretary, and Director	17/12/02 25/01/05 12/12/05	Nil	Nil	Nil	Nil	Nil	Nil	Nil	150,000 250,000 100,000	0.20 0.65 0.40

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Owen Jones , CEO and Director	200,000 50,000	Nil 50,000	Nil Nil	0.20 0.40	01/12/07 11/12/10	Nil	Nil	Nil	Nil
Babak Habibi President , COO and Director	150,000 500,000 50,000	Nil Nil 50,000	Nil Nil Nil	0.20 0.60 0.40	16/12/07 4/11/08 11/12/10	Nil	Nil	Nil	Nil
Edward A. White, CFO, Treasurer Secretary and Director	150,000 200,000 50,000	Nil 50,000 50,000	Nil Nil Nil	0.20 0.65 0.40	16/12/07 24/01/10 11/12/10	Nil	Nil	Nil	Nil

OPTION EXERCISES AND STOCK VESTED

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Owen Jones , CEO and Director	Nil	Nil	Nil	Nil
Babak Habibi President, COO and Director	Nil	Nil	Nil	Nil
Edward A. White, CFO, Treasurer, Secretary and Director	Nil	Nil	Nil	Nil

DIRECTOR COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2006(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James Speros Director	12,250	Nil	Nil	Nil	Nil	Nil	12,250
Drew Miller Director	11,750	Nil	Nil	Nil	Nil	Nil	11,750
Clifford Butler Director	6,650	Nil	37,239	Nil	Nil	Nil	43,889

(1) For information regarding directors who are also officers, please see the tables above.

          The following table sets out the options exercised by our Chief Executive Officer during the last fiscal year.

Aggregated Option / SAR Exercises in Last Fiscal Year and FY-End Option / SAR Values

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at end of fiscal year Exercisable / Unexercisable		Value of Unexercised In-the -Money Options/SARs at FY- end ($) Exercisable / Unexercisable(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Owen L.J. Jones	Nil	Nil	300,000(2)	Nil	16,000(1)	N/A

(1) The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2006 ($0.28 per share on OTC Bulletin Board) and the exercise price of the individual's options.

(2) The total of 300,000 options granted to Mr. Jones represents, 200,000 options granted to Mr. Jones during the fiscal year ended December, 31, 2002 and 100,000 options granted to Mr. Jones during the fiscal year ended December 31, 2005

Compensation to our Directors

We currently provide the following compensation to our directors who are executive officers:

Owen Jones. Between January 1, 2001 and August 31, 2003, Mr. Jones worked for us without salary. On October 17, 2002, we issued 500,000 common share purchase warrants to Mr. Jones in settlement of salary owed for the period from January 1, 2002 to September 30, 2002. Each share purchase warrant entitles him to purchase one common share for two years at $0.31 per share, which was the fair market value of the common shares on September 30, 2002. The fair value of the warrants as calculated by the Black-Scholes option-pricing model of $39,409 has been recorded as an expense and additional paid-in capital in the year ended December 31, 2002. Commencing September 1, 2003, Mr. Jones receives a salary of $11,000 (CDN$12,500) per month from us. Mr. Jones receives no other compensation from us or any of our subsidiaries.

Babak Habibi. Mr. Habibi receives a salary of $8,800 (CDN$10,000) per month from us. Mr. Habibi also holds stock options as listed in the table below. Mr. Habibi receives no other compensation from us or any of our subsidiaries.

Edward A. White. Mr. White receives a salary of $8,800 (CDN$10,000) per month from us. Mr. White also holds stock options as listed in the table below. Mr. White receives no other compensation from us or any of our subsidiaries.

Non-executive Directors

We currently provide the following compensation to our non-executive directors:

  Annual fee of $10,000 to be paid at the end each calendar quarter.

  Board of Director meeting fees of $750 per meeting attended in person or $250 per meeting attended by telephone.

  Committee meeting fees of $500 per meeting attended in person or $250 per meeting attended by telephone.

  Annual stock option award.

To date we have accrued these director fees for future payment.

The aggregate amount of cash remuneration that we paid or accrued to our directors as a group, was approximately $371,200 during the fiscal year ended December 31, 2006. None of our directors receive any pension plan or similar benefits.

Stock options granted to our Directors

The following table shows the stock options held by our directors and officers as at December 31, 2006.

Name	Grant Year	Options Granted	Number Exercised	Number Outstanding	Exercise Price	Market Value of Underlying Shares at Date of Grant	Expiry Date (m/d/y)
Owen L.J. Jones	2005 2002	100,000 200,000	Nil Nil	100,000 200,000	$0.40 $0.20	$0.40 $0.20	12/11/10 12/01/07
Babak Habibi	2005 2003 2002	100,000 500,000 150,000	Nil Nil Nil	100,000 500,000 150,000	$0.40 $0.60 $0.20	$0.40 $0.60 $0.15	12/11/10 11/04/08 12/16/07
Edward A. White	2005 2005 2002	100,000 250,000 150,000	Nil Nil Nil	100,000 250,000 150,000	$0.40 $0.65 $0.20	$0.40 $0.62 $0.15	12/11/10 01/24/10 12/16/07
James Speros	2005 2005 2002	47,000 100,000 50,000	Nil Nil Nil	47,000 100,000 50,000	$0.66 $0.65 $0.20	$0.66 $0.62 $0.20	02/09/10 01/24/10 12/01/07
Drew Miller	2005	100,000	Nil	100,000	$0.46	$0.46	08/25/10
Clifford Butler	2006	100,000	Nil	100,000	$0.51	$0.51	05/09/11

          We do not have a long-term incentive plan, and have not granted any stock appreciation rights.

EMPLOYMENT CONTRACTS AND TERMINATION
OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

          We have not entered into any employment agreements with our officers and directors but have paid compensation to them as detailed above.

FINANCIAL STATEMENTS

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following financial statements pertaining to Braintech, Inc. are filed as part of this registration statement:

Consolidated Audited Financial Statements

-	Report of Independent Registered Public Accounting Firm;

-	Consolidated Balance Sheets as of December 31, 2006 and 2005;

-	Consolidated Statements of Operations for each of the years in the two year period ended December 31, 2006;

-	Consolidated Statements of Stockholders' Equity (Deficit) for the two year period ended December 31, 2006;

-	Consolidated Statements of Cash Flows for each of the years in the two year period ended December 31, 2006; and

-	Notes to Consolidated Financial Statements.

Consolidated Financial Statements
(Expressed in United States dollars)

BRAINTECH, INC.

Years ended December 31, 2006 and 2005

               Smythe Ratcliffe LLP

7th Floor, Marine Building 3

55 Burrard Street

Vancouver, BC V6C 2G8

fax: 604.688.4675

telephone: 604.687.1231

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Directors and Stockholders of
Braintech, Inc.

We have audited the consolidated balance sheets of Braintech, Inc. as of December 31, 2006 and 2005 and the consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Braintech, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going-concern. As discussed in note 1 to the financial statements, the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going-concern. Management’s plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 2(j) to the consolidated financial statements, in 2006 the Company adopted SFAS no. 123R related to accounting for stock-based compensation.

“Smythe Ratcliffe LLP” (signed)

Chartered Accountants

Vancouver, Canada
February 28, 2007

Smythe Ratcliffe LLP, a British Columbia limited liability partnership, is a member of PKF North American Network and PKF International, associations of legally independent firms.

BRAINTECH, INC.

Consolidated Balance Sheets
(Expressed in United States dollars)

December 31, 2006 and 2005

	2006	2005

Assets (note 7)

Current assets:
Cash and cash equivalents	$16,950	$522,943
Accounts receivable	1,224,010	321,912
Inventory	10,297	17,487
Prepaid expenses	47,930	44,700
	1,299,187	907,042

Fixed assets (note 4)	29,373	44,590

	$1,328,560	$951,632

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$260,415	$84,768
Accrued liabilities	317,387	238,952
Deferred leasehold inducements (note 5)	30,155	48,264
Deferred revenue	197,383	98,551
Due to related party (note 3)	112,874	77,187
Convertible debentures (note 6)	-	1,868,387
Current portion of bank loan (note 7)	490,000	-
	1,408,214	2,416,109

Bank loan (note 7)	1,982,837	-

Total liabilities	3,391,051	2,416,109

Stockholders’ equity (deficit):
Common stock (note 8):
Authorized: 200,000,000 shares, with $0.001 par value
Issued: 30,732,433 shares (2005 – 23,353,689)	30,732	23,354
Additional paid-in capital	23,930,944	18,574,644
Accumulated deficit	(26,024,167)	(20,062,475)
	(2,062,491)	(1,464,477)

	$1,328,560	$951,632

Future operations (note 1)
Commitments (note 12)
Subsequent events (notes 7 & 17)

See accompanying notes to consolidated financial statements.

1

BRAINTECH, INC.

Consolidated Statements of Operations
(Expressed in United States dollars)

	Years ended December 31,
	2006	2005

Sales (note 1)	$1,756,032	$1,203,170
Cost of sales	101,806	65,786

Gross margin	1,654,226	1,137,384

Operating expenses:
Research and development, net (note 2(c))	632,570	588,103
Selling, general and administrative (note 14)	2,099,774	2,307,525
Software license settlement	-	-
	2,732,344	2,895,628

Operating loss	(1,078,118)	(1,758,244)

Non-operating:
Interest income	1,372	4
Interest expense - other	(4,274)	-
Financing expenses
Interest on convertible debentures (note 6)	(133,905)	(163,038)
Accretion of convertible debentures (note 6)	(481,209)	(777,068)
Fair value of warrants issued on
conversion of debentures (note 6)	(9,772)	(17,662)
Interest on bank loan (note 7)	(44,661)	-
Fair value of warrants issued on
settlement of debentures (note 6)	(452,376)	-
Fair value of equity issued as compensation
for bank loan guarantee (note 7)	(3,726,617)	-
Bank loan guarantee expenses	(32,132)	-

	(4,883,574)	(957,764)

Net loss and comprehensive loss for the year	$(5,961,692)	$(2,716,008)

Loss per share information:
Basic	$(0.23)	$(0.12)

Weighted average number of common
shares outstanding	25,681,482	21,997,493

See accompanying notes to consolidated financial statements.

2

BRAINTECH, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

	Common stock				Total
	Number		Additional	Accumulated	stockholders’
	of shares	Amount	paid-in capital	deficit	equity (deficit)

Balance, December 31, 2004	20,294,257	$20,294	$16,299,521	$(17,346,467)	$(1,026,652)

Common stock transactions
(net of share issue costs)
Shares issued for cash	2,351,250	2,352	1,591,648	-	1,594,000
Shares issued for services rendered	210,000	210	99,990	-	100,200
Shares issued for cash on exercise
of employee stock options	55,000	55	10,945	-	11,000
Shares issued on conversion of
convertible debentures	218,456	218	54,396	-	54,614
Shares issued on exercise of warrants	156,476	157	38,962	-	39,119
Shares issued for finders’ fees	68,250	68	(68)	-	-
Common stock subscriptions			500,000		500,000
Cash paid for finders’ fees	-	-	(53,000)	-	(53,000)
Fair value of warrants issued on
conversion of debentures	-	-	17,662	-	17,662
Fair value of stock options granted
to a contractor		-	14,588	-	14,588
Loss for the year	-	-	-	(2,716,008)	(2,716,008)

Balance, December 31, 2005	23,353,689	23,354	18,574,644	(20,062,475)	(1,464,477)

Common stock transactions
(net of share issue costs)
Shares issued for cash
(net of subscriptions received in 2005)	2,557,880	2,557	466,517	-	469,074
Shares issued for services rendered	375,000	375	173,375	-	173,750
Shares issued on conversion of
convertible debentures	120,864	121	30,095	-	30,216
Shares issued on exercise of warrants	25,000	25	6,225	-	6,250
Shares issued to LC providers	4,300,000	4,300	1,371,700	-	1,376,000
Common stock subscriptions	-	-	259,000	-	259,000
Fair value of warrants issued on
conversion of debentures	-	-	9,772	-	9,772
Fair value of debenture settlement warrants	-	-	452,376	-	452,376
Fair value of warrants issued to LC providers	-	-	2,350,617	-	2,350,617
Fair value of stock options expensed	-	-	236,623	-	236,623
Loss for the year	-	-	-	(5,961,692)	(5,961,692)
Balance, December 31, 2006	30,732,433	$30,732	$23,930,944	$(26,024,167)	$(2,062,491)

See accompanying notes to consolidated financial statements.

3

BRAINTECH, INC.

Consolidated Statements of Cash Flows
(Expressed in United States dollars)

	Years ended December 31,
	2006	2005

Cash flows from operations:
Loss for the year	$(5,961,692)	$(2,716,008)
Items not involving cash:
Amortization	21,796	24,659
Bad debt	-	10,172
Shares issued for services rendered	173,750	100,200
Stock-based compensation	236,623	14,588
Accretion of debenture beneficial conversion feature	481,209	777,068
Fair value of warrants issued on conversion of debentures	9,772	17,662
Fair value of warrants issued on settlement of debentures	452,376	-
Fair value of warrants and common shares issued as
compensation for bank loan guarantee	3,726,617	-
Changes in non-cash operating working capital:
Accounts receivable	(902,098)	(247,441)
Inventory	7,190	(10,918)
Prepaid expenses	(3,230)	8,850
Accounts payable and accrued liabilities	254,082	(22,090)
Due to related party	35,687	77,187
Accrued interest on convertible debentures	133,905	163,038
Deferred leasehold inducements	(18,109)	(15,962)
Deferred revenue	98,832	63,418
Net cash used in operations	(1,253,290)	(1,755,577)

Cash flows from investments:
Purchase of fixed assets	(6,579)	(8,611)
Net cash used in investments	(6,579)	(8,611)

Cash flows from financing:
Common shares issued, net of issue costs	475,324	1,591,119
Share subscription received	259,000	500,000
Repayment of debentures	(2,453,285)	-
Bank loan	2,472,837	-
Net cash provided by financing	753,876	2,091,119

Increase (decrease) in cash and cash equivalents	(505,993)	326,931

Cash and cash equivalents, beginning of year	522,943	196,012

Cash and cash equivalents, end of year	$16,950	$522,943

Supplemental information:
Non-cash financing activities:
Shares issued for services rendered	$173,750	$100,200
Shares and warrants issued on conversion of debentures	$39,988	$72,276
Shares and warrants issued to LC providers	$3,726,617	$-
Warrants issued on settlement of debentures	$452,376	$-
Cash interest paid	$465,785	$-

See accompanying notes to consolidated financial statements.

4

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

1.	Description of business and future operations:

Braintech, Inc. (the “Company”) was incorporated on March 4, 1987 under the laws of the State of Nevada as Tome Capital, Inc. The Company initially was in the business of real estate development. On January 3, 1994, the Company changed its name to Braintech, Inc. and began operations as a high tech development company, developing advanced software for the vision guidance of robotic systems. All sales of its products and services are made in this industry segment. In the year ended December 31, 2006, 99% of sales revenue (2005 – 88%) was generated from a single customer, ABB Inc. (“ABB”).

These consolidated financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. The Company has generated only small amounts of revenues and is continuing to develop its business. Operations to date have been primarily financed by equity transactions. The Company’s future operations and its continuation as a going concern are dependent upon its ability to raise additional capital, increase sales of its products by leveraging its Exclusive Global Channel Partner Agreement with ABB, generating positive cash flows from operations and ultimately attaining profitability. There can be no assurances that appropriate financings having favourable economic terms will be available as required.

Based on its current financial position, the Company believes that its present and anticipated cash resources from operations and equity financing will be sufficient to pay ongoing cash operating expenses throughout 2007 and 2008. The minimum revenue commitments by ABB pursuant to the Exclusive Global Channel Partner Agreement dated May 5, 2006 should result in positive net earnings and cash flow for 2007 and 2008. There can be no assurance that an equity financing can be obtained as anticipated and there can be no assurance that ABB will fulfill its minimum revenue commitments. If the Company cannot do either, there is a risk that the business will fail. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Significant accounting policies:

(a) Basis of presentation:

These consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America and present the financial position, results of operations and cash flows of the Company and its wholly-owned subsidiary, Braintech Canada, Inc., incorporated under the Company Act (British Columbia) on March 30, 1994. All material intercompany balances and transactions have been eliminated.

5

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

2.	Significant accounting policies (continued):

	(b)	Cash and cash equivalents:

Cash and cash equivalents include highly liquid investments that are readily convertible to contracted amounts of cash.

	(c)	Research and development costs:

Research and development costs are expensed as incurred and include salaries, benefits and directly related overhead costs. Research and development grants received are offset against costs incurred.

	(d)	Inventory:

Inventory is valued at the lower of cost and net realizable value with cost being determined on a first-in, first-out basis. Cost includes laid-down cost, which is the cost of materials and other applicable direct costs.

	(e)	Revenue recognition:

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The Company’s revenue recognition policies are in conformity with the AICPA’s Statement of Position No. 97-2 (“SOP 97-2”), “Software Revenue Recognition”.

Cash received in advance of meeting the revenue recognition criteria is recorded as deferred revenue and the costs related to that revenue are recorded as deferred costs.

	(f)	Warranty costs:

The Company accrues warranty costs based on management’s best estimate.

	(g)	Fixed assets:

Fixed assets are carried at cost less accumulated amortization. Amortization is calculated annually as follows:

Asset	Basis	Rate
Furniture and fixtures	declining-balance	20%
Computer equipment	straight-line	36 months
Computer software	straight-line	24 months
Leasehold improvements	straight-line	lease term

6

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

2.	Significant accounting policies (continued):

	(h)	Use of estimates:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of estimates relate to the impairment of assets and rates for amortization, estimated amount of income tax balances and the estimated balances of accrued liabilities, and the calculation of stock- based compensation expense. Actual amounts may differ from these estimates.

	(i)	Foreign currency:

The Company’s functional currency is the United States dollar. Assets and liabilities denominated in a foreign currency have been translated into the functional currency at rates of exchange in effect at the balance sheet date. Revenue and expense items are translated at average exchange rates during the year. Exchange gains and losses are included in operations.

	(j)	Stock-based compensation:

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payment”. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period in the Company’s financial statements. Stock-based compensation expense recognized during the period is based on the value of the portion of the stock-based payment awards that are ultimately expected to vest during the period. The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R and the Company’s prior period pro-forma disclosures of net earnings. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility assumption was determined using historical volatility of the Company’s common stock.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model and the straight-line amortization approach with the following weighted average assumptions:

	Risk Free	Expected	Dividend	Expected
	Interest Rate	Life	Yield	Volatility

Years ended:
December 31, 2006	4.97%	2 years	0%	159%
December 31, 2005	3.66%	2 years	0%	171%

7

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

2.	Significant accounting policies (continued):

	(j)	Stock-based compensation (continued):

The Company adopted SFAS No. 123R effective January 1, 2006, using the Modified Prospective Method. This method requires that awards granted, modified, repurchased or cancelled in the quarter beginning after the adoption date use the fair value method to recognize stock-based compensation. Also any unvested options, where compensation expense was amortized over the vesting period, and was previously disclosed in the notes to financial statements as pro-forma, shall now be expensed over the same amortization period.

Prior to the adoption of SFAS No. 123R, the Company applied Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations and provided the required pro-forma disclosures of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Under APB No. 25, compensation expense is only recorded to the extent that the exercise price is less than fair value on the measurement date. Non-employee options are recognized at the fair value of the options as determined by an option pricing model as the services are performed and the options earned. The pro-forma information for the year ended December 31, 2005 is as follows:

Net loss as reported	$(2,716,008)
Stock-based employee compensation if fair-value based method applied	(475,695)
Pro-forma loss as if fair-value based method had been applied	$(3,191,703)

Basic and diluted loss per share
As reported	$(0.12)
Pro forma	$(0.15)

The weighted average fair value of stock options granted during the year ended December 31, 2006 was $0.36 per option.

In applying the Modified Prospective Application method for the year ended December 31, 2006, the Company recorded stock-based compensation cost totaling the amount that would have been recognized had the fair value method been applied since the effective date of SFAS No. 123. Previous amounts have not been restated. Accordingly, the Company recorded stock-based compensation of $236,623 for the year ended December 31, 2006.

8

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

2.	Significant accounting policies (continued):

	(j)	Stock-based compensation (continued):

As at January 1, 2006, the Company had an unrecorded deferred stock-based compensation balance related to stock options of $263,132 before estimated forfeitures. In the Company’s pro- forma disclosures prior to the adoption of SFAS No. 123R, the Company accounted for forfeitures upon occurrence. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised if necessary in subsequent periods if actual forfeitures differ from those estimates. Accordingly, as of January 1, 2006, the Company estimated that the stock-based compensation for the awards not expected to vest was nil, and therefore, the unrecorded deferred stock-based compensation balance related to stock options was not adjusted for estimated forfeitures.

As of December 31, 2006, the unrecorded deferred stock-based compensation balance related to stock options was $81,991 and will be recognized over an estimated weighted average amortization period of 1.04 years.

	(k)	Income taxes:

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When the likelihood of realization of a deferred tax asset is not considered to be more likely than not, a valuation allowance is provided.

	(l)	Loss per share:

Loss per share is calculated based on the weighted average number of common shares outstanding.

As the effect of all outstanding stock options (note 9) and share purchase warrants (note 10) is anti-dilutive and therefore, diluted loss per share is not presented.

The number of shares used to calculate loss per share for the years ended December 31, 2006 and 2005 was reduced by 300,000 shares in each year for shares issued and held by the Company (note 8(c)).

	(m)	Deferred leasehold inducements:

Leasehold inducements are deferred and amortized to reduce rent expense on a straight-line basis over the term of the lease.

9

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

3.	Related party balances and transactions:

Transactions with directors and officers:

During the year ended December 31, 2005, the Company’s Chief Executive Officer advanced $77,187 to the Company. During the year ended December 31, 2006, the Company’s Chief Executive Officer advanced a further $35,687. The advances are unsecured, without interest and without specific terms of repayment. The Company’s Chief Executive Officer also provided $400,000 in letters of credit as security for the bank loan (note 7). Financings with directors and officers are detailed in note 8.

4.	Fixed assets:

		Accumulated	Net book
December 31, 2006	Cost	amortization	value

Furniture and fixtures	$80,581	$62,646	$17,935
Computer equipment	198,274	191,584	6,690
Computer software	51,449	49,910	1,539
Leasehold improvements	10,829	7,620	3,209

	$341,133	$311,760	$29,373

		Accumulated	Net book
December 31, 2005	Cost	amortization	value

Furniture and fixtures	$80,581	$56,880	$23,701
Computer equipment	191,695	184,231	7,464
Computer software	51,449	44,170	7,279
Leasehold improvements	10,829	4,683	6,146

	$334,554	$289,964	$44,590

5.	Deferred leasehold inducements:

	2006	2005
Balance, beginning of year	$48,264	$64,226
Amortization	(18,601)	(17,422)
Foreign exchange adjustment	492	1,460

Balance, end of year	$30,155	$48,264

10

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

6.	Convertible debentures:

Between September 5, 2003 and May 21, 2004, in accordance with the terms of Securities Purchase Agreements, the Company issued convertible debentures in the amount of $2,250,000. A general security agreement covering all of the Company’s real, personal and intangible property was pledged as security for the debentures. The debentures matured on August 25, 2006 and bore interest at eight percent (8%) per annum. All convertible debentures ranked pari passu with all convertible debentures issued. The principal amount and accrued interest were convertible until maturity into units at a price of $0.25 per unit. Each unit comprises one common share and one-half share (1/2) share purchase warrant. Each whole warrant has a five (5) year term and is exercisable at any time into one common share at a price of $0.25 per share.

Finders’ fees were paid to investors, persons related to investors, and independent third parties by way of cash payment of $26,250 and by way of issuance of 595,000 units at $0.25 per unit each unit comprised of one share and one-half (1/2) share purchase warrant, with each whole warrant exercisable at $0.25 into one common share for five (5) years. The fair value of the cash finders’ fees and the fair value of the units underlying the finders’ fees have been recognized as a cost of issuance and in stockholders’ equity. On conversion of the debentures into common shares and share purchase warrants, the fair value of the share purchase warrants was assigned and recognized as an expense. Prior to maturity, $262,500 of principal and $17,328 of accrued interest was converted into 1,119,312 common shares and 559,656 share purchase warrants. Accordingly, the Company expensed $90,513 as the fair value of the warrants issued.

On September 9, 2006, $325,000 of principal and $71,787 of interest was repaid.

Effective September 26, 2006, the Company entered into a Debenture Settlement Agreement with the remaining debenture holders after the September 9, 2006 repayments. The Debenture Settlement Agreement provided for an extension of time to repay the remaining debentures in exchange for the pro- rata issuance of 2,100,000 share purchase warrants among the remaining debenture holders. Each share purchase warrant entitles the holder to purchase one common share at a price of $0.25 per share for a period of five (5) years.

On October 23, 2006, the Company completed a transaction repaying all of the remaining secured convertible debentures representing $1,662,500 of principal and $393,998 accrued interest.

Because the conversion price was less than the closing trading prices of the Company’s shares on the commitment date, the convertible debentures contain a beneficial conversion feature. In accordance with Emerging Issues Task Force (“EITF”) Issue 98-5, the embedded beneficial conversion feature was recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value of the beneficial conversion feature exceeded the face value of the debentures and was therefore limited to the face value. Accordingly, the face value of the debt was allocated to additional paid-in capital on issuance and the convertible debentures were accreted back to their face value over the term to maturity with a corresponding charge to interest expense. Accrued interest is also recorded based on the face value of the debentures at the stated interest rate (8%). The convertible debentures have been recorded as follows:

11

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

6.	Convertible debentures (continued):

Face value of convertible debentures issued (cash received)		$2,250,000
Beneficial conversion feature allocated to additional paid-in capital		(2,249,995)
Accretion of convertible debentures		2,249,995
Accrued interest payable		483,113
Conversion of debentures		(279,828)
Repayment of debentures		(2,453,285)

Convertible debentures at December 31, 2006	$	Nil

7.	Bank loan and loan guarantee:

On October 23, 2006 the Company completed a series of transactions repaying all of the outstanding Secured Convertible Debentures. To facilitate the transaction, the Company obtained a bank loan of up to $2,500,000 from the Royal Bank of Canada. The loan is repayable as to interest only at the rate of Libor plus 1.50% until June 30, 2007. Monthly principal payments plus interest at the rate of Libor plus 1.50% are due as follows: June 30, 2007 to December 31, 2007, $70,000; January 31, 2008 to May 31, 2008, $110,000; June 30, 2008 to November 30, 2008, $195,000; December 31, 2008, remaining balance due.

The Royal Bank required that standby letters of credit securing the full amount of the loan be provided. Certain accredited investors (the “LC Providers”) agreed to provide the letters of credit to the bank and as compensation the Company agreed to issue one Unit for each one dollar pledged as security for the bank loan. Each Unit consists of two (2) shares of the common stock of the Company; three (3) share purchase warrants, each warrant entitling the holder to purchase one (1) additional share of common stock at a price of $0.30 per share for a period of five (5) years; and one and one-half (1½) share purchase warrants, each warrant entitling the holder to purchase one (1) additional share of common stock at a price of $0.50 per share for a period of five (5) years. A general security agreement covering all of the Company’s real, personal and intangible property has been pledged as security to the LC Providers.

As of October 23, 2006 a total of $2,150,000 letters of credit had been obtained to secure the bank loan and accordingly 4,300,000 common shares, 6,450,000 warrants at $0.30 and 3,225,000 warrants at $0.50 have been issued. As further compensation, the exercise price of 250,000 share purchase warrants previously held by certain LC providers has been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010.

12

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

7.	Bank loan and loan guarantee (continued):

As of February 5, 2007 a total of $300,000 additional letters of credit had been obtained to secure the bank loan and accordingly, 600,000 common shares, 900,000 warrants exercisable at $0.30 and 450,000 warrants exercisable at $0.50 have been issued. As further compensation, the exercise price of 62,500 share purchase warrants previously held by certain providers of the letters of credit have been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010.

8.	Common stock:

(a)

Of the common stock issued at December 31, 2006, 7,678,744 shares (2005 – 3,085,976) are subject to trading restrictions of up to one year following issue unless a registration statement is filed qualifying the shares for distribution. These include the 300,000 shares retained by the Company, as described in note 8(c).

(b)

In 1993, 1,100,000 common stock were issued for technology and recorded at a par value of $1,100. Of these shares, 300,000 have been retained by the Company because the development of the technology was not completed.

(c) Promissory notes receivable:

In conjunction with private placements completed during 2001, the Company’s Chief Financial Officer and the Company’s Chief Operating Officer each issued a promissory note in the amount of $100,000 in payment for 133,334 common shares and 66,667 common share purchase warrants. These notes receivable have been recorded as a deduction from additional paid-in capital in stockholders’ equity. Each common share purchase warrant entitled the holder to purchase one additional share at $0.75 per share until February 28, 2004. These warrants expired on February 28, 2004 and none of these warrants were exercised prior to expiry. In accordance with Agreements for Escrow of Share Certificates, the common share certificates remain in escrow until the Company receives full payment of the $100,000 for each note receivable. The amounts are due upon demand, unsecured and without interest.

(d) In conjunction with a private placement closed January 16, 2007, $259,000 of subscription proceeds was received prior to December 31, 2006.

9.	Stock options:

The Company has reserved 1,500,000 common shares pursuant to the 1997 Stock Option Plan, 1,500,000 common shares pursuant to the 2000 Stock Option Plan and 2,500,000 common shares pursuant to the 2003 Stock Option Plan. Subject to the requirements of any stock exchange on which the Company’s shares are listed, the Company’s Board of Directors has discretion to set the price, term, vesting schedules, and other terms and conditions for options granted under the 1997 and 2000 plans and the Company’s Compensation Committee has discretion to set the price, terms, vesting schedules, and other terms and conditions for options granted under the 2003 plan.

13

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

9.	Stock options (continued):

During the year ended December 31, 2006, the Company issued 220,000 stock options to directors, consultants and employees. Stock options normally vest in 25% increments every six months starting six months from the grant date.

(a)	A summary of the Company’s stock option activity is as follows:

			Weighted
	Number		average
	of shares		exercise price

Balance, December 31, 2004	2,522,000		$0.55
Options granted	1,546,000		$0.57
Options exercised	(55,000)		$(0.20)
Vested options expired	(507,000)		$(1.08)
Unvested options forfeited	(140,000)		(0.66)
		$
Balance, December 31, 2005	3,366,000		$0.48
Options granted	220,000		$0.49
Vested options expired	(115,000)		$(0.71)
Unvested options forfeited	(75,000)		$(0.46)

Balance, December 31, 2006	3,396,000		$0.48

(b)	Additional information regarding options outstanding as at December 31, 2006 is as follows:

	Outstanding			Exercisable
		Weighted average	Weighted		Weighted
		remaining	average		average
Exercise	Number of	contractual	exercise	Number of	exercise
price	shares	life (years)	price	shares	price

$ 0.00 – 0.25	842,000	0.94	$0.20	842,000	$0.20
$ 0.26 – 0.50	670,000	3.61	$0.42	407,500	$0.42
$ 0.51 – 0.75	1,814,000	2.49	$0.61	1,532,750	$0.62
$ 0.76 – 1.00	45,000	2.19	$0.82	40,000	$0.81
$ 1.01 – 1.25	25,000	0.70	$1.25	25,000	$1.25

	3,396,000	2.31	$0.48	2,847,250	$0.47

14

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

10.	Share purchase warrants:

Detailed information regarding share purchase warrant activity during the years ended December 31, 2005 and 2006 is as follows: Between January 12, 2005 and March 4, 2005, in conjunction with private placements the Company issued 358,750 common share purchase warrants (the purchasers received one common share purchase warrant for each two common shares purchased). Each common share purchase warrant entitles the holder to purchase one additional share for five (5) years at a price of $0.50 per share. In conjunction with this private placement, the Company issued 15,750 common shares and 7,875 common share purchase warrants as a finder’s fee. Each of these common share purchase warrants entitles the holder to purchase one additional share for five (5) years at a price of $0.50 per share.

At the request of certain debenture holders (note 6), on April 5, 2005 the Company converted $25,000 of principal and $1,808 of accrued interest into 107,232 common shares and 53,616 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($8,670) has been recorded as an expense.

On May 3, 2005, in conjunction with private placements the Company issued 816,875 common share purchase warrants (the purchasers received one common share purchase warrant for each two common shares purchased). Each common share purchase warrant entitles the holder to purchase one additional share for three (3) years at a price of $1.00 per share.

At the request of certain debenture holders (note 6), on October 4, 2005 the Company converted $25,000 of principal and $2,806 of accrued interest into 111,224 common shares and 55,612 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($8,992) has been recorded as an expense.

On October 4, 2005 156,476 warrants were exercised at $0.25 per warrant generating $39,119.

By directors’ consent resolution dated January 19, 2006, the Company extended certain share purchase warrants held by its Chief Executive Officer for an additional two years from the original October 2005 and December 2005 expiry dates.

On January 19, 2006, in conjunction with a private placement, the Company issued 1,008,548 common share purchase warrants (the purchaser received one common share purchase warrant for each common share purchased). Each common share purchase warrant entitles the holder to purchase one additional share for two (2) years at a price of $0.60 per share.

15

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

10.	Share purchase warrants (continued):

On May 10, 2006, at the request of a debenture holder the Company converted $25,000 of principal and $5,216 of accrued interest into 120,864 common shares and 60,432 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($9,772) has been recorded as a cost of financing expense.

On August 30, 2006, in conjunction with a private placement, the Company issued 1,549,332 common share purchase warrants (the purchaser received one common share purchase warrant for each common share purchased). Each common share purchase warrant entitles the holder to purchase one additional share for three (3) years at a price of $0.50 per share. In addition, the exercise price of 441,875 share purchase warrants previously held by participants in this private placement was reduced from $1.00 to $0.50 and the term of these warrants was extended by 12 months, so that they now expire May 2, 2009.

On September 26, 2006, in conjunction with a Debenture Settlement Agreement, the Company issued 2,100,000 common share purchase warrants. Each common share purchase warrant entitles the holder to purchase one additional share for five (5) years at a price of $0.25 per share. The fair value of the warrants ($452,376) has been recorded as an expense. The fair value was calculated using the Black- Scholes option-pricing model and the following assumptions: dividend yield 0%, expected volatility 161%, risk free interest rate 4.68%, and an expected term of two (2) years. In addition, the exercise price of 500,000 share purchase warrants previously held by the agent for the debenture holders was reduced from $0.45 to $0.25.

On October 23, 2006, the Company issued 6,450,000 warrants exercisable at $0.30 per share and 3,225,000 warrants exercisable at $0.50 per share as compensation to accredited investors (the “LC Providers”) for providing standby letters of credit securing the bank loan (note 7). The fair value of the warrants ($2,350,617) has been recorded as an expense. The fair value was calculated using the Black- Scholes option pricing model and the following assumptions: dividend yield 0%, expected volatility 167%, risk-free interest rate 4.90%, and an expected term of two (2) years. As further compensation, the exercise price of 250,000 share purchase warrants previously held by certain LC providers has been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010.

Of the warrants outstanding at December 31, 2006, 4,741,324 were held by the Company’s Chief Executive Officer (2005 – 2,941,324).

16

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

10.	Share purchase warrants (continued):

A summary of the Company’s share purchase warrant activity is as follows:

			Weighted
		Weighted	average remaining
	Number	average	contractual life
	of shares	exercise price	(years)

Balance, December 31, 2004	5,226,470	$ 0.38	3.10
Warrants granted
Debenture conversion	109,228	$ 0.25	4.50
Finders’ fees	7,875	$ 0.50	4.00
Private placement	1,175,625	$ 0.85	2.86
Warrants exercised	(156,476)	$ 0.25	-
Warrants expired	(1,868,539)	$ 0.41	-
Expired warrants extended	1,764,014	$ 0.44	1.90

Balance, December 31, 2005	6,258,197	$ 0.46	2.53
Warrants granted
Debenture conversion	60,432	$ 0.25	4.33
Private placement	2,557,880	$ 0.54	2.04
Debenture settlement compensation	2,100,000	$ 0.25	4.75
LC providers’ compensation	9,675,000	$ 0.37	4.83
Warrants exercised	(25,000)	$ 0.25	-
Warrants expired	(450,000)	$ 0.53	-

Balance, December 31, 2006	20,176,509	$ 0.37	3.62

11.	Income taxes:

Income taxes attributable to loss for the year in these consolidated financial statements differ from amounts computed by applying the Canadian federal and provincial statutory rate of 34% (2005 – 35%) as follows:

	2006	2005

Expected tax recovery	$2,153,000	$967,000

Tax effect of:
Loss of foreign parent taxed at lower rates	(46,000)	(32,000)
Permanent and other differences	(1,639,000)	(176,000)
Non-capital losses of prior years expired	(468,000)	(867,000)
Change in valuation allowance	0	108,000

	$-	$-

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and tax credit carryforwards.

17

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

11.	Income taxes (continued):

The Company’s deferred income tax assets are comprised of the following at December 31:

	2006	2005

Net deferred tax assets and liabilities:
Net operating loss carryforwards and other
deductible temporary differences	$3,765,000	$3,765,000

Total deferred tax assets	3,765,000	3,765,000

Valuation allowance	(3,765,000)	(3,765,000)

Net deferred tax assets	$-	$-

At December 31, 2006, management believes that sufficient uncertainty exists as to whether the deferred tax assets will be realized, and accordingly, a valuation allowance is required.

As of December 31, 2006, the Company had net operating loss carryforwards of $10,267,117 available to offset taxable income earned in Canada and $2,239,659 available to offset taxable income earned in the United States. These losses expire as follows:

	Canada	US

2007	$1,111,686
2008	2,021,365
2009	1,888,403
2010	2,086,964
2011	1,704,350
2012	1,092,669
2013	361,680
2018 and thereafter	-	$2,239,659

	$10,267,117	$2,239,659

12.	Commitments:

The Company has obligations under operating lease arrangements that require the following minimum annual payments:

Year ending December 31:
2007	$194,152
2008	128,880

$323,032

18

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

13.	Product warranty:

The Company provides for estimated warranty costs at the time of product sale. Warranty expense accruals are based on best estimate with reference to historical claims experience. Since warranty estimates are based on forecasts, actual claim costs may differ from amounts provided. On the basis of historical claim cost, the management estimated that the warranty cost for 2006 and the accumulated warranty liability would be negligible.

14.	Selling, general and administrative expenses:

Selling, general and administrative expenses are comprised of the following:

	Years ended December 31,
	2006	2005

Salaries and benefits	$1,234,778	$1,073,873
Marketing and investor relations	270,945	588,702
Legal and audit	212,805	250,611
Rent and facilities	234,579	210,714
Foreign exchange loss/(gain)	(15,163)	17,150
Other	161,830	166,475

	$2,099,774	$2,307,525

15.	Financial instruments:

	(a)	Fair values of financial instruments:

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and amount due to related party. The fair value of these financial instruments approximate their carrying values due to their relative short term to maturity. The carry value of the bank loan approximates fair value as the interest rate fluctuates with market conditions..

	(b)	Foreign currency risk:

Revenues and expenses of the Company denominated in foreign currencies come due in the short-term and, accordingly, management of the Company believes there is no significant exposure to foreign currency fluctuations. The Company does not have foreign currency derivative instruments in place.

19

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

15.	Financial instruments (continued):

	(c)	Credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. As at December 31, 2006, one customer represented 100% of outstanding trade accounts receivable (2005 – 95).

	(d)	Interest rate risk:

The interest rate of the Company’s bank loan is at Libor plus 1.50%, and therefore, the Company is exposed to interest rate cash flow risk.

16.	Exclusive Global Channel Partner Agreement:

On May 5, 2006 the Company entered into a new Exclusive Global Channel Partner Agreement with ABB for the licensing of its vision guided robotics technologies and software products. ABB has committed to a minimum purchase of eVF runtime licenses totaling US$10,500,000 for the period ending December 31, 2008. The minimum purchase commitments are as follows: 2006 - $1,500,000; 2007 - $3,500,000; 2008 - $5,500,000. In addition to the purchase commitments, ABB has agreed to fund US$300,000 for research and development of a vision guided robotic bin picking technology. In exchange for ABB entering into this agreement and for providing the purchase and research commitments, the Company granted ABB an exclusive global channel partner license for the use of the Company’s software products in the automotive market and in specified general industry markets.

17.	Subsequent events:

(a)	Private placement

Pursuant to a term sheet approved by the board of directors on November 22, 2006, on January 16, 2007 the Company issued 1,895,000 units at $0.20 per unit representing subscription proceeds of $379,000. Each unit comprises one common share and one share purchase warrant. Each share purchase warrant has a three (3) year term and is exercisable at any time into one common share at a price of $0.25 per share. Of the subscription proceeds, $259,000 had been received prior to December 31, 2006. The Company’s Chief Executive officer purchased 1,220,000 units of this private placement representing subscription proceeds of $244,000. In conjunction with the private placement, the Company paid $1,500 and issued 30,000 units as a finder’s fee. Also, on February 21, 2007 the Company issued 275,000 units on account of this private placement representing $55,000.

20

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

17.	Subsequent events (continued):

(b) Bank loan and loan guarantee

As of February 5, 2007 a total of $300,000 additional letters of credit had been obtained to secure the bank loan (note 7). Accordingly, 600,000 common shares, 900,000 warrants exercisable at $0.30 and 450,000 warrants exercisable at $0.50 were issued as compensation. As further compensation, the exercise price of 62,500 share purchase warrants previously held by certain providers of the letters of credit have been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010.

18.	Recent accounting pronouncements:

(a)

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The adoption of SFAS No. 154 did not have any material impact on the Company’s financial statements.

(b)

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140" (“SFAS 155”). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets”. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of SFAS 155 on its consolidated financial statements.

(c)

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" (“SFAS 156”). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of SFAS 156 on its consolidated financial statements.

21

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

18.	Recent accounting pronouncements (continued):

(d)

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires an entity to recognize the impact of a tax position in its financial statements if that position is more likely than not to be sustained on audit based on the technical merits of the position. FIN 48 is effective as of the beginning of the first fiscal year that begins after December 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of FIN 48 on its consolidated financial statements.

(e)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the US, and expands disclosures about fair value measurements. SFAS 157 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008. The Company is currently evaluating the impact of SFAS 157 on its consolidated financial statements.

22

Consolidated Financial Statements
(Expressed in United States dollars)

BRAINTECH, INC.

Years ended December 31, 2006 and 2005

               Smythe Ratcliffe LLP

7th Floor, Marine Building 3

55 Burrard Street

Vancouver, BC V6C 2G8

fax: 604.688.4675

telephone: 604.687.1231

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Directors and Stockholders of
Braintech, Inc.

We have audited the consolidated balance sheets of Braintech, Inc. as of December 31, 2006 and 2005 and the consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Braintech, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going-concern. As discussed in note 1 to the financial statements, the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going-concern. Management’s plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 2(j) to the consolidated financial statements, in 2006 the Company adopted SFAS no. 123R related to accounting for stock-based compensation.

“Smythe Ratcliffe LLP” (signed)

Chartered Accountants

Vancouver, Canada
February 28, 2007

Smythe Ratcliffe LLP, a British Columbia limited liability partnership, is a member of PKF North American Network and PKF International, associations of legally independent firms.

BRAINTECH, INC.

Consolidated Balance Sheets
(Expressed in United States dollars)

December 31, 2006 and 2005

	2006	2005

Assets (note 7)

Current assets:
Cash and cash equivalents	$16,950	$522,943
Accounts receivable	1,224,010	321,912
Inventory	10,297	17,487
Prepaid expenses	47,930	44,700
	1,299,187	907,042

Fixed assets (note 4)	29,373	44,590

	$1,328,560	$951,632

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$260,415	$84,768
Accrued liabilities	317,387	238,952
Deferred leasehold inducements (note 5)	30,155	48,264
Deferred revenue	197,383	98,551
Due to related party (note 3)	112,874	77,187
Convertible debentures (note 6)	-	1,868,387
Current portion of bank loan (note 7)	490,000	-
	1,408,214	2,416,109

Bank loan (note 7)	1,982,837	-

Total liabilities	3,391,051	2,416,109

Stockholders’ equity (deficit):
Common stock (note 8):
Authorized: 200,000,000 shares, with $0.001 par value
Issued: 30,732,433 shares (2005 – 23,353,689)	30,732	23,354
Additional paid-in capital	23,930,944	18,574,644
Accumulated deficit	(26,024,167)	(20,062,475)
	(2,062,491)	(1,464,477)

	$1,328,560	$951,632

Future operations (note 1)
Commitments (note 12)
Subsequent events (notes 7 & 17)

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Consolidated Statements of Operations
(Expressed in United States dollars)

	Years ended December 31,
	2006	2005

Sales (note 1)	$1,756,032	$1,203,170
Cost of sales	101,806	65,786

Gross margin	1,654,226	1,137,384

Operating expenses:
Research and development, net (note 2(c))	632,570	588,103
Selling, general and administrative (note 14)	2,099,774	2,307,525
Software license settlement	-	-
	2,732,344	2,895,628

Operating loss	(1,078,118)	(1,758,244)

Non-operating:
Interest income	1,372	4
Interest expense - other	(4,274)	-
Financing expenses
Interest on convertible debentures (note 6)	(133,905)	(163,038)
Accretion of convertible debentures (note 6)	(481,209)	(777,068)
Fair value of warrants issued on
conversion of debentures (note 6)	(9,772)	(17,662)
Interest on bank loan (note 7)	(44,661)	-
Fair value of warrants issued on
settlement of debentures (note 6)	(452,376)	-
Fair value of equity issued as compensation
for bank loan guarantee (note 7)	(3,726,617)	-
Bank loan guarantee expenses	(32,132)	-

	(4,883,574)	(957,764)

Net loss and comprehensive loss for the year	$(5,961,692)	$(2,716,008)

Loss per share information:
Basic	$(0.23)	$(0.12)

Weighted average number of common
shares outstanding	25,681,482	21,997,493

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

	Common stock				Total
	Number		Additional	Accumulated	stockholders’
	of shares	Amount	paid-in capital	deficit	equity (deficit)

Balance, December 31, 2004	20,294,257	$20,294	$16,299,521	$(17,346,467)	$(1,026,652)

Common stock transactions
(net of share issue costs)
Shares issued for cash	2,351,250	2,352	1,591,648	-	1,594,000
Shares issued for services rendered	210,000	210	99,990	-	100,200
Shares issued for cash on exercise
of employee stock options	55,000	55	10,945	-	11,000
Shares issued on conversion of
convertible debentures	218,456	218	54,396	-	54,614
Shares issued on exercise of warrants	156,476	157	38,962	-	39,119
Shares issued for finders’ fees	68,250	68	(68)	-	-
Common stock subscriptions			500,000		500,000
Cash paid for finders’ fees	-	-	(53,000)	-	(53,000)
Fair value of warrants issued on
conversion of debentures	-	-	17,662	-	17,662
Fair value of stock options granted
to a contractor		-	14,588	-	14,588
Loss for the year	-	-	-	(2,716,008)	(2,716,008)

Balance, December 31, 2005	23,353,689	23,354	18,574,644	(20,062,475)	(1,464,477)

Common stock transactions
(net of share issue costs)
Shares issued for cash
(net of subscriptions received in 2005)	2,557,880	2,557	466,517	-	469,074
Shares issued for services rendered	375,000	375	173,375	-	173,750
Shares issued on conversion of
convertible debentures	120,864	121	30,095	-	30,216
Shares issued on exercise of warrants	25,000	25	6,225	-	6,250
Shares issued to LC providers	4,300,000	4,300	1,371,700	-	1,376,000
Common stock subscriptions	-	-	259,000	-	259,000
Fair value of warrants issued on
conversion of debentures	-	-	9,772	-	9,772
Fair value of debenture settlement warrants	-	-	452,376	-	452,376
Fair value of warrants issued to LC providers	-	-	2,350,617	-	2,350,617
Fair value of stock options expensed	-	-	236,623	-	236,623
Loss for the year	-	-	-	(5,961,692)	(5,961,692)
Balance, December 31, 2006	30,732,433	$30,732	$23,930,944	$(26,024,167)	$(2,062,491)

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Consolidated Statements of Cash Flows
(Expressed in United States dollars)

	Years ended December 31,
	2006	2005

Cash flows from operations:
Loss for the year	$(5,961,692)	$(2,716,008)
Items not involving cash:
Amortization	21,796	24,659
Bad debt	-	10,172
Shares issued for services rendered	173,750	100,200
Stock-based compensation	236,623	14,588
Accretion of debenture beneficial conversion feature	481,209	777,068
Fair value of warrants issued on conversion of debentures	9,772	17,662
Fair value of warrants issued on settlement of debentures	452,376	-
Fair value of warrants and common shares issued as
compensation for bank loan guarantee	3,726,617	-
Changes in non-cash operating working capital:
Accounts receivable	(902,098)	(247,441)
Inventory	7,190	(10,918)
Prepaid expenses	(3,230)	8,850
Accounts payable and accrued liabilities	254,082	(22,090)
Due to related party	35,687	77,187
Accrued interest on convertible debentures	133,905	163,038
Deferred leasehold inducements	(18,109)	(15,962)
Deferred revenue	98,832	63,418
Net cash used in operations	(1,253,290)	(1,755,577)

Cash flows from investments:
Purchase of fixed assets	(6,579)	(8,611)
Net cash used in investments	(6,579)	(8,611)

Cash flows from financing:
Common shares issued, net of issue costs	475,324	1,591,119
Share subscription received	259,000	500,000
Repayment of debentures	(2,453,285)	-
Bank loan	2,472,837	-
Net cash provided by financing	753,876	2,091,119

Increase (decrease) in cash and cash equivalents	(505,993)	326,931

Cash and cash equivalents, beginning of year	522,943	196,012

Cash and cash equivalents, end of year	$16,950	$522,943

Supplemental information:
Non-cash financing activities:
Shares issued for services rendered	$173,750	$100,200
Shares and warrants issued on conversion of debentures	$39,988	$72,276
Shares and warrants issued to LC providers	$3,726,617	$-
Warrants issued on settlement of debentures	$452,376	$-
Cash interest paid	$465,785	$-

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

1.	Description of business and future operations:

Braintech, Inc. (the “Company”) was incorporated on March 4, 1987 under the laws of the State of Nevada as Tome Capital, Inc. The Company initially was in the business of real estate development. On January 3, 1994, the Company changed its name to Braintech, Inc. and began operations as a high tech development company, developing advanced software for the vision guidance of robotic systems. All sales of its products and services are made in this industry segment. In the year ended December 31, 2006, 99% of sales revenue (2005 – 88%) was generated from a single customer, ABB Inc. (“ABB”).

These consolidated financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. The Company has generated only small amounts of revenues and is continuing to develop its business. Operations to date have been primarily financed by equity transactions. The Company’s future operations and its continuation as a going concern are dependent upon its ability to raise additional capital, increase sales of its products by leveraging its Exclusive Global Channel Partner Agreement with ABB, generating positive cash flows from operations and ultimately attaining profitability. There can be no assurances that appropriate financings having favourable economic terms will be available as required.

Based on its current financial position, the Company believes that its present and anticipated cash resources from operations and equity financing will be sufficient to pay ongoing cash operating expenses throughout 2007 and 2008. The minimum revenue commitments by ABB pursuant to the Exclusive Global Channel Partner Agreement dated May 5, 2006 should result in positive net earnings and cash flow for 2007 and 2008. There can be no assurance that an equity financing can be obtained as anticipated and there can be no assurance that ABB will fulfill its minimum revenue commitments. If the Company cannot do either, there is a risk that the business will fail. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Significant accounting policies:

(a) Basis of presentation:

These consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America and present the financial position, results of operations and cash flows of the Company and its wholly-owned subsidiary, Braintech Canada, Inc., incorporated under the Company Act (British Columbia) on March 30, 1994. All material intercompany balances and transactions have been eliminated.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

2.	Significant accounting policies (continued):

	(b)	Cash and cash equivalents:

Cash and cash equivalents include highly liquid investments that are readily convertible to contracted amounts of cash.

	(c)	Research and development costs:

Research and development costs are expensed as incurred and include salaries, benefits and directly related overhead costs. Research and development grants received are offset against costs incurred.

	(d)	Inventory:

Inventory is valued at the lower of cost and net realizable value with cost being determined on a first-in, first-out basis. Cost includes laid-down cost, which is the cost of materials and other applicable direct costs.

	(e)	Revenue recognition:

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The Company’s revenue recognition policies are in conformity with the AICPA’s Statement of Position No. 97-2 (“SOP 97-2”), “Software Revenue Recognition”.

Cash received in advance of meeting the revenue recognition criteria is recorded as deferred revenue and the costs related to that revenue are recorded as deferred costs.

	(f)	Warranty costs:

The Company accrues warranty costs based on management’s best estimate.

	(g)	Fixed assets:

Fixed assets are carried at cost less accumulated amortization. Amortization is calculated annually as follows:

Asset	Basis	Rate
Furniture and fixtures	declining-balance	20%
Computer equipment	straight-line	36 months
Computer software	straight-line	24 months
Leasehold improvements	straight-line	lease term

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

2.	Significant accounting policies (continued):

	(h)	Use of estimates:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of estimates relate to the impairment of assets and rates for amortization, estimated amount of income tax balances and the estimated balances of accrued liabilities, and the calculation of stock- based compensation expense. Actual amounts may differ from these estimates.

	(i)	Foreign currency:

The Company’s functional currency is the United States dollar. Assets and liabilities denominated in a foreign currency have been translated into the functional currency at rates of exchange in effect at the balance sheet date. Revenue and expense items are translated at average exchange rates during the year. Exchange gains and losses are included in operations.

	(j)	Stock-based compensation:

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payment”. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period in the Company’s financial statements. Stock-based compensation expense recognized during the period is based on the value of the portion of the stock-based payment awards that are ultimately expected to vest during the period. The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R and the Company’s prior period pro-forma disclosures of net earnings. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility assumption was determined using historical volatility of the Company’s common stock.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model and the straight-line amortization approach with the following weighted average assumptions:

	Risk Free	Expected	Dividend	Expected
	Interest Rate	Life	Yield	Volatility

Years ended:
December 31, 2006	4.97%	2 years	0%	159%
December 31, 2005	3.66%	2 years	0%	171%

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

2.	Significant accounting policies (continued):

	(j)	Stock-based compensation (continued):

The Company adopted SFAS No. 123R effective January 1, 2006, using the Modified Prospective Method. This method requires that awards granted, modified, repurchased or cancelled in the quarter beginning after the adoption date use the fair value method to recognize stock-based compensation. Also any unvested options, where compensation expense was amortized over the vesting period, and was previously disclosed in the notes to financial statements as pro-forma, shall now be expensed over the same amortization period.

Prior to the adoption of SFAS No. 123R, the Company applied Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations and provided the required pro-forma disclosures of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Under APB No. 25, compensation expense is only recorded to the extent that the exercise price is less than fair value on the measurement date. Non-employee options are recognized at the fair value of the options as determined by an option pricing model as the services are performed and the options earned. The pro-forma information for the year ended December 31, 2005 is as follows:

Net loss as reported	$(2,716,008)
Stock-based employee compensation if fair-value based method applied	(475,695)
Pro-forma loss as if fair-value based method had been applied	$(3,191,703)

Basic and diluted loss per share
As reported	$(0.12)
Pro forma	$(0.15)

The weighted average fair value of stock options granted during the year ended December 31, 2006 was $0.36 per option.

In applying the Modified Prospective Application method for the year ended December 31, 2006, the Company recorded stock-based compensation cost totaling the amount that would have been recognized had the fair value method been applied since the effective date of SFAS No. 123. Previous amounts have not been restated. Accordingly, the Company recorded stock-based compensation of $236,623 for the year ended December 31, 2006.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

2.	Significant accounting policies (continued):

	(j)	Stock-based compensation (continued):

As at January 1, 2006, the Company had an unrecorded deferred stock-based compensation balance related to stock options of $263,132 before estimated forfeitures. In the Company’s pro- forma disclosures prior to the adoption of SFAS No. 123R, the Company accounted for forfeitures upon occurrence. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised if necessary in subsequent periods if actual forfeitures differ from those estimates. Accordingly, as of January 1, 2006, the Company estimated that the stock-based compensation for the awards not expected to vest was nil, and therefore, the unrecorded deferred stock-based compensation balance related to stock options was not adjusted for estimated forfeitures.

As of December 31, 2006, the unrecorded deferred stock-based compensation balance related to stock options was $81,991 and will be recognized over an estimated weighted average amortization period of 1.04 years.

	(k)	Income taxes:

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When the likelihood of realization of a deferred tax asset is not considered to be more likely than not, a valuation allowance is provided.

	(l)	Loss per share:

Loss per share is calculated based on the weighted average number of common shares outstanding.

As the effect of all outstanding stock options (note 9) and share purchase warrants (note 10) is anti-dilutive and therefore, diluted loss per share is not presented.

The number of shares used to calculate loss per share for the years ended December 31, 2006 and 2005 was reduced by 300,000 shares in each year for shares issued and held by the Company (note 8(c)).

	(m)	Deferred leasehold inducements:

Leasehold inducements are deferred and amortized to reduce rent expense on a straight-line basis over the term of the lease.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

3.	Related party balances and transactions:

Transactions with directors and officers:

During the year ended December 31, 2005, the Company’s Chief Executive Officer advanced $77,187 to the Company. During the year ended December 31, 2006, the Company’s Chief Executive Officer advanced a further $35,687. The advances are unsecured, without interest and without specific terms of repayment. The Company’s Chief Executive Officer also provided $400,000 in letters of credit as security for the bank loan (note 7). Financings with directors and officers are detailed in note 8.

4.	Fixed assets:

		Accumulated	Net book
December 31, 2006	Cost	amortization	value

Furniture and fixtures	$80,581	$62,646	$17,935
Computer equipment	198,274	191,584	6,690
Computer software	51,449	49,910	1,539
Leasehold improvements	10,829	7,620	3,209

	$341,133	$311,760	$29,373

		Accumulated	Net book
December 31, 2005	Cost	amortization	value

Furniture and fixtures	$80,581	$56,880	$23,701
Computer equipment	191,695	184,231	7,464
Computer software	51,449	44,170	7,279
Leasehold improvements	10,829	4,683	6,146

	$334,554	$289,964	$44,590

5.	Deferred leasehold inducements:

	2006	2005
Balance, beginning of year	$48,264	$64,226
Amortization	(18,601)	(17,422)
Foreign exchange adjustment	492	1,460

Balance, end of year	$30,155	$48,264

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

6.	Convertible debentures:

Between September 5, 2003 and May 21, 2004, in accordance with the terms of Securities Purchase Agreements, the Company issued convertible debentures in the amount of $2,250,000. A general security agreement covering all of the Company’s real, personal and intangible property was pledged as security for the debentures. The debentures matured on August 25, 2006 and bore interest at eight percent (8%) per annum. All convertible debentures ranked pari passu with all convertible debentures issued. The principal amount and accrued interest were convertible until maturity into units at a price of $0.25 per unit. Each unit comprises one common share and one-half share (1/2) share purchase warrant. Each whole warrant has a five (5) year term and is exercisable at any time into one common share at a price of $0.25 per share.

Finders’ fees were paid to investors, persons related to investors, and independent third parties by way of cash payment of $26,250 and by way of issuance of 595,000 units at $0.25 per unit each unit comprised of one share and one-half (1/2) share purchase warrant, with each whole warrant exercisable at $0.25 into one common share for five (5) years. The fair value of the cash finders’ fees and the fair value of the units underlying the finders’ fees have been recognized as a cost of issuance and in stockholders’ equity. On conversion of the debentures into common shares and share purchase warrants, the fair value of the share purchase warrants was assigned and recognized as an expense. Prior to maturity, $262,500 of principal and $17,328 of accrued interest was converted into 1,119,312 common shares and 559,656 share purchase warrants. Accordingly, the Company expensed $90,513 as the fair value of the warrants issued.

On September 9, 2006, $325,000 of principal and $71,787 of interest was repaid.

Effective September 26, 2006, the Company entered into a Debenture Settlement Agreement with the remaining debenture holders after the September 9, 2006 repayments. The Debenture Settlement Agreement provided for an extension of time to repay the remaining debentures in exchange for the pro- rata issuance of 2,100,000 share purchase warrants among the remaining debenture holders. Each share purchase warrant entitles the holder to purchase one common share at a price of $0.25 per share for a period of five (5) years.

On October 23, 2006, the Company completed a transaction repaying all of the remaining secured convertible debentures representing $1,662,500 of principal and $393,998 accrued interest.

Because the conversion price was less than the closing trading prices of the Company’s shares on the commitment date, the convertible debentures contain a beneficial conversion feature. In accordance with Emerging Issues Task Force (“EITF”) Issue 98-5, the embedded beneficial conversion feature was recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value of the beneficial conversion feature exceeded the face value of the debentures and was therefore limited to the face value. Accordingly, the face value of the debt was allocated to additional paid-in capital on issuance and the convertible debentures were accreted back to their face value over the term to maturity with a corresponding charge to interest expense. Accrued interest is also recorded based on the face value of the debentures at the stated interest rate (8%). The convertible debentures have been recorded as follows:

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

6.	Convertible debentures (continued):

Face value of convertible debentures issued (cash received)		$2,250,000
Beneficial conversion feature allocated to additional paid-in capital		(2,249,995)
Accretion of convertible debentures		2,249,995
Accrued interest payable		483,113
Conversion of debentures		(279,828)
Repayment of debentures		(2,453,285)

Convertible debentures at December 31, 2006	$	Nil

7.	Bank loan and loan guarantee:

On October 23, 2006 the Company completed a series of transactions repaying all of the outstanding Secured Convertible Debentures. To facilitate the transaction, the Company obtained a bank loan of up to $2,500,000 from the Royal Bank of Canada. The loan is repayable as to interest only at the rate of Libor plus 1.50% until June 30, 2007. Monthly principal payments plus interest at the rate of Libor plus 1.50% are due as follows: June 30, 2007 to December 31, 2007, $70,000; January 31, 2008 to May 31, 2008, $110,000; June 30, 2008 to November 30, 2008, $195,000; December 31, 2008, remaining balance due.

The Royal Bank required that standby letters of credit securing the full amount of the loan be provided. Certain accredited investors (the “LC Providers”) agreed to provide the letters of credit to the bank and as compensation the Company agreed to issue one Unit for each one dollar pledged as security for the bank loan. Each Unit consists of two (2) shares of the common stock of the Company; three (3) share purchase warrants, each warrant entitling the holder to purchase one (1) additional share of common stock at a price of $0.30 per share for a period of five (5) years; and one and one-half (1½) share purchase warrants, each warrant entitling the holder to purchase one (1) additional share of common stock at a price of $0.50 per share for a period of five (5) years. A general security agreement covering all of the Company’s real, personal and intangible property has been pledged as security to the LC Providers.

As of October 23, 2006 a total of $2,150,000 letters of credit had been obtained to secure the bank loan and accordingly 4,300,000 common shares, 6,450,000 warrants at $0.30 and 3,225,000 warrants at $0.50 have been issued. As further compensation, the exercise price of 250,000 share purchase warrants previously held by certain LC providers has been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

7.	Bank loan and loan guarantee (continued):

As of February 5, 2007 a total of $300,000 additional letters of credit had been obtained to secure the bank loan and accordingly, 600,000 common shares, 900,000 warrants exercisable at $0.30 and 450,000 warrants exercisable at $0.50 have been issued. As further compensation, the exercise price of 62,500 share purchase warrants previously held by certain providers of the letters of credit have been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010.

8.	Common stock:

(a)

Of the common stock issued at December 31, 2006, 7,678,744 shares (2005 – 3,085,976) are subject to trading restrictions of up to one year following issue unless a registration statement is filed qualifying the shares for distribution. These include the 300,000 shares retained by the Company, as described in note 8(c).

(b)

In 1993, 1,100,000 common stock were issued for technology and recorded at a par value of $1,100. Of these shares, 300,000 have been retained by the Company because the development of the technology was not completed.

(c) Promissory notes receivable:

In conjunction with private placements completed during 2001, the Company’s Chief Financial Officer and the Company’s Chief Operating Officer each issued a promissory note in the amount of $100,000 in payment for 133,334 common shares and 66,667 common share purchase warrants. These notes receivable have been recorded as a deduction from additional paid-in capital in stockholders’ equity. Each common share purchase warrant entitled the holder to purchase one additional share at $0.75 per share until February 28, 2004. These warrants expired on February 28, 2004 and none of these warrants were exercised prior to expiry. In accordance with Agreements for Escrow of Share Certificates, the common share certificates remain in escrow until the Company receives full payment of the $100,000 for each note receivable. The amounts are due upon demand, unsecured and without interest.

(d) In conjunction with a private placement closed January 16, 2007, $259,000 of subscription proceeds was received prior to December 31, 2006.

9.	Stock options:

The Company has reserved 1,500,000 common shares pursuant to the 1997 Stock Option Plan, 1,500,000 common shares pursuant to the 2000 Stock Option Plan and 2,500,000 common shares pursuant to the 2003 Stock Option Plan. Subject to the requirements of any stock exchange on which the Company’s shares are listed, the Company’s Board of Directors has discretion to set the price, term, vesting schedules, and other terms and conditions for options granted under the 1997 and 2000 plans and the Company’s Compensation Committee has discretion to set the price, terms, vesting schedules, and other terms and conditions for options granted under the 2003 plan.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

9.	Stock options (continued):

During the year ended December 31, 2006, the Company issued 220,000 stock options to directors, consultants and employees. Stock options normally vest in 25% increments every six months starting six months from the grant date.

(a)	A summary of the Company’s stock option activity is as follows:

			Weighted
	Number		average
	of shares		exercise price

Balance, December 31, 2004	2,522,000		$0.55
Options granted	1,546,000		$0.57
Options exercised	(55,000)		$(0.20)
Vested options expired	(507,000)		$(1.08)
Unvested options forfeited	(140,000)		(0.66)
		$
Balance, December 31, 2005	3,366,000		$0.48
Options granted	220,000		$0.49
Vested options expired	(115,000)		$(0.71)
Unvested options forfeited	(75,000)		$(0.46)

Balance, December 31, 2006	3,396,000		$0.48

(b)	Additional information regarding options outstanding as at December 31, 2006 is as follows:

	Outstanding			Exercisable
		Weighted average	Weighted		Weighted
		remaining	average		average
Exercise	Number of	contractual	exercise	Number of	exercise
price	shares	life (years)	price	shares	price

$ 0.00 – 0.25	842,000	0.94	$0.20	842,000	$0.20
$ 0.26 – 0.50	670,000	3.61	$0.42	407,500	$0.42
$ 0.51 – 0.75	1,814,000	2.49	$0.61	1,532,750	$0.62
$ 0.76 – 1.00	45,000	2.19	$0.82	40,000	$0.81
$ 1.01 – 1.25	25,000	0.70	$1.25	25,000	$1.25

	3,396,000	2.31	$0.48	2,847,250	$0.47

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

10.	Share purchase warrants:

Detailed information regarding share purchase warrant activity during the years ended December 31, 2005 and 2006 is as follows: Between January 12, 2005 and March 4, 2005, in conjunction with private placements the Company issued 358,750 common share purchase warrants (the purchasers received one common share purchase warrant for each two common shares purchased). Each common share purchase warrant entitles the holder to purchase one additional share for five (5) years at a price of $0.50 per share. In conjunction with this private placement, the Company issued 15,750 common shares and 7,875 common share purchase warrants as a finder’s fee. Each of these common share purchase warrants entitles the holder to purchase one additional share for five (5) years at a price of $0.50 per share.

At the request of certain debenture holders (note 6), on April 5, 2005 the Company converted $25,000 of principal and $1,808 of accrued interest into 107,232 common shares and 53,616 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($8,670) has been recorded as an expense.

On May 3, 2005, in conjunction with private placements the Company issued 816,875 common share purchase warrants (the purchasers received one common share purchase warrant for each two common shares purchased). Each common share purchase warrant entitles the holder to purchase one additional share for three (3) years at a price of $1.00 per share.

At the request of certain debenture holders (note 6), on October 4, 2005 the Company converted $25,000 of principal and $2,806 of accrued interest into 111,224 common shares and 55,612 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($8,992) has been recorded as an expense.

On October 4, 2005 156,476 warrants were exercised at $0.25 per warrant generating $39,119.

By directors’ consent resolution dated January 19, 2006, the Company extended certain share purchase warrants held by its Chief Executive Officer for an additional two years from the original October 2005 and December 2005 expiry dates.

On January 19, 2006, in conjunction with a private placement, the Company issued 1,008,548 common share purchase warrants (the purchaser received one common share purchase warrant for each common share purchased). Each common share purchase warrant entitles the holder to purchase one additional share for two (2) years at a price of $0.60 per share.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

10.	Share purchase warrants (continued):

On May 10, 2006, at the request of a debenture holder the Company converted $25,000 of principal and $5,216 of accrued interest into 120,864 common shares and 60,432 share purchase warrants. Each warrant is exercisable at $0.25 into one common share for five (5) years. The fair value of the warrants ($9,772) has been recorded as a cost of financing expense.

On August 30, 2006, in conjunction with a private placement, the Company issued 1,549,332 common share purchase warrants (the purchaser received one common share purchase warrant for each common share purchased). Each common share purchase warrant entitles the holder to purchase one additional share for three (3) years at a price of $0.50 per share. In addition, the exercise price of 441,875 share purchase warrants previously held by participants in this private placement was reduced from $1.00 to $0.50 and the term of these warrants was extended by 12 months, so that they now expire May 2, 2009.

On September 26, 2006, in conjunction with a Debenture Settlement Agreement, the Company issued 2,100,000 common share purchase warrants. Each common share purchase warrant entitles the holder to purchase one additional share for five (5) years at a price of $0.25 per share. The fair value of the warrants ($452,376) has been recorded as an expense. The fair value was calculated using the Black- Scholes option-pricing model and the following assumptions: dividend yield 0%, expected volatility 161%, risk free interest rate 4.68%, and an expected term of two (2) years. In addition, the exercise price of 500,000 share purchase warrants previously held by the agent for the debenture holders was reduced from $0.45 to $0.25.

On October 23, 2006, the Company issued 6,450,000 warrants exercisable at $0.30 per share and 3,225,000 warrants exercisable at $0.50 per share as compensation to accredited investors (the “LC Providers”) for providing standby letters of credit securing the bank loan (note 7). The fair value of the warrants ($2,350,617) has been recorded as an expense. The fair value was calculated using the Black- Scholes option pricing model and the following assumptions: dividend yield 0%, expected volatility 167%, risk-free interest rate 4.90%, and an expected term of two (2) years. As further compensation, the exercise price of 250,000 share purchase warrants previously held by certain LC providers has been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010.

Of the warrants outstanding at December 31, 2006, 4,741,324 were held by the Company’s Chief Executive Officer (2005 – 2,941,324).

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

10.	Share purchase warrants (continued):

A summary of the Company’s share purchase warrant activity is as follows:

			Weighted
		Weighted	average remaining
	Number	average	contractual life
	of shares	exercise price	(years)

Balance, December 31, 2004	5,226,470	$ 0.38	3.10
Warrants granted
Debenture conversion	109,228	$ 0.25	4.50
Finders’ fees	7,875	$ 0.50	4.00
Private placement	1,175,625	$ 0.85	2.86
Warrants exercised	(156,476)	$ 0.25	-
Warrants expired	(1,868,539)	$ 0.41	-
Expired warrants extended	1,764,014	$ 0.44	1.90

Balance, December 31, 2005	6,258,197	$ 0.46	2.53
Warrants granted
Debenture conversion	60,432	$ 0.25	4.33
Private placement	2,557,880	$ 0.54	2.04
Debenture settlement compensation	2,100,000	$ 0.25	4.75
LC providers’ compensation	9,675,000	$ 0.37	4.83
Warrants exercised	(25,000)	$ 0.25	-
Warrants expired	(450,000)	$ 0.53	-

Balance, December 31, 2006	20,176,509	$ 0.37	3.62

11.	Income taxes:

Income taxes attributable to loss for the year in these consolidated financial statements differ from amounts computed by applying the Canadian federal and provincial statutory rate of 34% (2005 – 35%) as follows:

	2006	2005

Expected tax recovery	$2,153,000	$967,000

Tax effect of:
Loss of foreign parent taxed at lower rates	(46,000)	(32,000)
Permanent and other differences	(1,639,000)	(176,000)
Non-capital losses of prior years expired	(468,000)	(867,000)
Change in valuation allowance	0	108,000

	$-	$-

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and tax credit carryforwards.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

11.	Income taxes (continued):

The Company’s deferred income tax assets are comprised of the following at December 31:

	2006	2005

Net deferred tax assets and liabilities:
Net operating loss carryforwards and other
deductible temporary differences	$3,765,000	$3,765,000

Total deferred tax assets	3,765,000	3,765,000

Valuation allowance	(3,765,000)	(3,765,000)

Net deferred tax assets	$-	$-

At December 31, 2006, management believes that sufficient uncertainty exists as to whether the deferred tax assets will be realized, and accordingly, a valuation allowance is required.

As of December 31, 2006, the Company had net operating loss carryforwards of $10,267,117 available to offset taxable income earned in Canada and $2,239,659 available to offset taxable income earned in the United States. These losses expire as follows:

	Canada	US

2007	$1,111,686
2008	2,021,365
2009	1,888,403
2010	2,086,964
2011	1,704,350
2012	1,092,669
2013	361,680
2018 and thereafter	-	$2,239,659

	$10,267,117	$2,239,659

12.	Commitments:

The Company has obligations under operating lease arrangements that require the following minimum annual payments:

Year ending December 31:
2007	$194,152
2008	128,880

$323,032

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

13.	Product warranty:

The Company provides for estimated warranty costs at the time of product sale. Warranty expense accruals are based on best estimate with reference to historical claims experience. Since warranty estimates are based on forecasts, actual claim costs may differ from amounts provided. On the basis of historical claim cost, the management estimated that the warranty cost for 2006 and the accumulated warranty liability would be negligible.

14.	Selling, general and administrative expenses:

Selling, general and administrative expenses are comprised of the following:

	Years ended December 31,
	2006	2005

Salaries and benefits	$1,234,778	$1,073,873
Marketing and investor relations	270,945	588,702
Legal and audit	212,805	250,611
Rent and facilities	234,579	210,714
Foreign exchange loss/(gain)	(15,163)	17,150
Other	161,830	166,475

	$2,099,774	$2,307,525

15.	Financial instruments:

	(a)	Fair values of financial instruments:

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and amount due to related party. The fair value of these financial instruments approximate their carrying values due to their relative short term to maturity. The carry value of the bank loan approximates fair value as the interest rate fluctuates with market conditions..

	(b)	Foreign currency risk:

Revenues and expenses of the Company denominated in foreign currencies come due in the short-term and, accordingly, management of the Company believes there is no significant exposure to foreign currency fluctuations. The Company does not have foreign currency derivative instruments in place.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

15.	Financial instruments (continued):

	(c)	Credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. As at December 31, 2006, one customer represented 100% of outstanding trade accounts receivable (2005 – 95).

	(d)	Interest rate risk:

The interest rate of the Company’s bank loan is at Libor plus 1.50%, and therefore, the Company is exposed to interest rate cash flow risk.

16.	Exclusive Global Channel Partner Agreement:

On May 5, 2006 the Company entered into a new Exclusive Global Channel Partner Agreement with ABB for the licensing of its vision guided robotics technologies and software products. ABB has committed to a minimum purchase of eVF runtime licenses totaling US$10,500,000 for the period ending December 31, 2008. The minimum purchase commitments are as follows: 2006 - $1,500,000; 2007 - $3,500,000; 2008 - $5,500,000. In addition to the purchase commitments, ABB has agreed to fund US$300,000 for research and development of a vision guided robotic bin picking technology. In exchange for ABB entering into this agreement and for providing the purchase and research commitments, the Company granted ABB an exclusive global channel partner license for the use of the Company’s software products in the automotive market and in specified general industry markets.

17.	Subsequent events:

(a)	Private placement

Pursuant to a term sheet approved by the board of directors on November 22, 2006, on January 16, 2007 the Company issued 1,895,000 units at $0.20 per unit representing subscription proceeds of $379,000. Each unit comprises one common share and one share purchase warrant. Each share purchase warrant has a three (3) year term and is exercisable at any time into one common share at a price of $0.25 per share. Of the subscription proceeds, $259,000 had been received prior to December 31, 2006. The Company’s Chief Executive officer purchased 1,220,000 units of this private placement representing subscription proceeds of $244,000. In conjunction with the private placement, the Company paid $1,500 and issued 30,000 units as a finder’s fee. Also, on February 21, 2007 the Company issued 275,000 units on account of this private placement representing $55,000.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

17.	Subsequent events (continued):

(b) Bank loan and loan guarantee

As of February 5, 2007 a total of $300,000 additional letters of credit had been obtained to secure the bank loan (note 7). Accordingly, 600,000 common shares, 900,000 warrants exercisable at $0.30 and 450,000 warrants exercisable at $0.50 were issued as compensation. As further compensation, the exercise price of 62,500 share purchase warrants previously held by certain providers of the letters of credit have been reduced from $1.00 to $0.30 per share and the term of those warrants has been extended by 24 months, so that they now expire May 2, 2010.

18.	Recent accounting pronouncements:

(a)

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The adoption of SFAS No. 154 did not have any material impact on the Company’s financial statements.

(b)

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140" (“SFAS 155”). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets”. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of SFAS 155 on its consolidated financial statements.

(c)

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" (“SFAS 156”). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of SFAS 156 on its consolidated financial statements.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2006 and 2005

18.	Recent accounting pronouncements (continued):

(d)

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires an entity to recognize the impact of a tax position in its financial statements if that position is more likely than not to be sustained on audit based on the technical merits of the position. FIN 48 is effective as of the beginning of the first fiscal year that begins after December 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of FIN 48 on its consolidated financial statements.

(e)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the US, and expands disclosures about fair value measurements. SFAS 157 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008. The Company is currently evaluating the impact of SFAS 157 on its consolidated financial statements.

WHERE YOU CAN FIND MORE INFORMATION

          We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

          You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

          We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Braintech, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

          No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Braintech, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

          Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

-          By the stockholders;

-          By the board of directors by majority vote of a quorum consisting of directors -who were not parties to the action, suit or proceeding;

-          If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

-           If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          The indemnification and advancement of expenses authorized in or ordered by a court pursuant to section 78.751:

-          does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action;

-          continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          Our Bylaws provide for the indemnification of our directors to the fullest extent permitted by sections 78.7502 and 78.751.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$500

Printing and engraving expenses	$200

Accounting fees and expenses	$500

Legal fees and expenses	$20,000

Transfer agent and registrar fees	$2,000

Fees and expenses for qualification under state securities laws	Nil

Miscellaneous	$1,800

Total	$25,000

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On March 22, 2007 we issued 250,000 shares to one of our directors as compensation for services rendered in connection with sourcing.

The shares were issued to one (1) accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

On March 22, 2007 we issued 100,000 units to one person as compensation for providing us with cash collateral in the amount of $255,000 for approximately six months to secure a portion of our bank loan. Each unit consists of one common share and one non-transferable common share purchase warrant exercisable for a period of three years from the date of closing at an exercise price of $0.30.

We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On March 22, 2007 we issued also 15,000 shares to a consultant in consideration of investor relations services. We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On February 5, 2007 we issued 300,000 units as compensation for investors providing Letters of Credit in support of the our bank loan with the Royal Bank of Canada. We have agreed to issue one unit for each one dollar pledged as Standby Letters of Credit. Each unit consists of two (2) shares of common stock of the company (the “LC Shares”); three (3) share purchase warrants at a price of $0.30 per share, each warrant entitling the holder thereof to purchase one (1) additional share of common stock at a price of $0.30 per share; and one and one-half (1 1/2 ) share purchase warrants at $0.50 per share, each whole warrant entitling the holder thereof to purchase one (1) additional share of common stock at a price of $0.50 per share.

The shares were issued to five (5) accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

Further, we have reduced the exercise price of 62,500 Share Purchase Warrants held by certain LC providers from $1.00 to $0.30 per share and we also extended the term of these Warrants by 24 months, so that they now expire May 2, 2010.

On February 21, 2007, we closed a private placement consisting of 275,000 units at a price of $0.20 per unit for gross proceeds of $55,000. Each unit consists of one common share and one non-transferable common share purchase warrant exercisable for a period of three years from the date of closing at an exercise price of $0.25.

The shares were issued to two accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

On January 16, 2007, we closed a private placement consisting of 1,895,000 units at a price of $0.20 per unit for gross proceeds of $379,000. Each unit consists of one common share and one non-transferable common share purchase warrant exercisable for a period of three years from the date of closing at an exercise price of $0.25. In addition, we also paid US$1,500 as a cash finders fee and issued 30,000 units as a finders fees.

The shares were issued to six accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

In connection with the transaction above, we agreed to issue units for each one dollar pledged as Standby Letters of Credit. Each unit consists of two (2) shares of common stock of the company (the “LC Shares”); three (3) share purchase warrants at a price of $0.30 per share, each warrant entitling the holder thereof to purchase one (1) additional share of common stock at a price of $0.30 per share; and one and one-half (1 1/2 ) share purchase warrants at $0.50 per share, each whole warrant entitling the holder thereof to purchase one (1) additional share of common stock at a price of $0.50 per share.

As of October 23, 2006 we have received a total of US$2,150,000 in Letters of Credit. Accordingly, we have issued a total of 4,300,000 LC Shares, 6,450,000 warrants at $0.30 and 3,225,000 warrants at $0.50.

The shares were issued to six accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

Further, we have reduced the exercise price of 250,000 Share Purchase Warrants held by certain LC providers from $1.00 to $0.30 per share and we also extended the term of these Warrants by 24 months, so that they now expire May 2, 2010.

On August 30, 2006, we closed a private placement consisting of 1,549,332 units at a price of $0.30 per unit for gross proceeds of $464,800. Each unit consists of one common share and one non-transferable common share purchase warrant exercisable for a period of three years from the date of closing at an exercise price of $0.50. No finder’s fee was paid with respect to the transaction.

The shares were issued to an accredited investor pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

Further, we have reduced the exercise price of 441,875 Share Purchase Warrants held by participants in the August 30, 2006 private placement from $1.00 to $0.50 per share and we also extended the term of these Warrants by 12 months, so that they now expire May 2, 2009.

Description of Debenture Settlement Arrangement – 2,100,000 Common Shares

The shares of common stock offered by the selling stockholders include 2,100,000 shares of our common stock issuable to these security holders upon exercise of share purchase warrants issued in accordance with the terms of a Debenture Settlement Arrangement. Effective September 26, 2006, we entered into a Debenture Settlement Arrangement with the debenture holders remaining after the September 9, 2006 redemption payments. The Debenture Settlement Arrangement provided for an extension of time in which to redeem the remaining debentures in exchange for the pro-rate issuance of 2,100,000 share purchase warrants among the remaining debenture holders. Each share purchase warrant entitles the holder to purchase one common share at a price of $0.25 per share for a period of five years. In addition, the exercise price of 500,000 share purchase warrants previously held by the agent for the debenture holders was reduced from $0.45 to $0.25 and the expiry date extended to September 26, 2011.

Description of Letter of Credit Arrangement – 15,925,000 Common Shares

On October 23, 2006 we completed a series of transactions redeeming all of the outstanding secured convertible debentures. To facilitate the transaction, we arranged a bank loan of up to $2,500,000 from the Royal Bank of Canada. The loan is repayable as to interest only at the rate of Libor + 1.50% until June 30, 2007. Monthly principal payments plus interest at the rate of Libor + 1.50% are due as follows: June 30, 2007 to December 31, 2007, $70,000; January 31, 2008 to May 31, 2008, $110,000; June 30, 2008 to November 30, 2008, $195,000; December 31, 2008, remaining balance due. We anticipate that the minimum purchases guaranteed in accordance with the ABB Exclusive Global Channel Partner Agreement will provide sufficient cash flow to service these interest and principal payments.

The Royal Bank required that standby letters of credit securing the bank loan of up to $2,500,000 be provided. Certain accredited investors agreed to provide the letters of credit to the bank and as compensation we agreed to issue one Unit for each one dollar pledged as security for the bank loan. Each Unit consists of two (2) shares of our common stock, three (3) share purchase warrants, each warrant entitling the holder to purchase one (1) additional share of common stock at a price of $0.30 per share for a period of five (5) years; and one and one-half (1 ½) share purchase warrants, each whole warrant entitling the holder to purchase one (1) additional share of common stock at a price of $0.50 per share for a period of five (5) years.

The shares of common stock offered by the selling stockholders include 4,900,000 shares of our common stock that were issued to certain selling security holders and 11,025,000 shares of our common stock issuable to these security holders upon exercise of share purchase warrants we issued to certain selling security holders as compensation for the provision of Letters of Credit securing a bank loan in the amount of $2,450,000. 7,350,000 of the share purchase warrants are exercisable at $0.30 per share and 3,675,000 of the share purchase warrants are exercisable at $0.50 per share. All of these share purchase warrants have a term of five years.

Item 27 EXHIBITS

Exhibits Required by Item 601 of Regulation S-K

Number	Exhibit

3.1(1)	Articles of Incorporation, dated February 27, 1987

3.2(1)	Articles of Amendment, dated July 14, 1998

3.3(1)	Articles of Amendment, dated June 28, 1990

3.4(1)	Articles Of Amendment of the Company, dated February 8, 1993

3.5(1)	Articles of Amendment of the Company, dated April 6, 1993

3.6(1)	Articles of Amendment of the Company, dated December 6, 1993

3.7(5)	Restated Articles of Incorporation of the Company dated June 1, 2000

3.8(1)	By-Laws of the Company

3.9(6)	Amendment to By-Laws of the Company

4.1(1)	Specimen Stock Certificate

4.2(2)	1997 Stock Option Plan

4.3(2)	2000 Stock Option Plan

4.4(4)	Amended 2000 Stock Option Plan dated November 1, 2000

5.1*	Opinion of Clark Wilson LLP

10.1(4)	Agreement for Escrow of Share Certificate & Promissory Note between Edward White and the Company dated February 27, 2001

10.2(5)	Agreement for Escrow of Share Certificate and Promissory Note between Babak Habibi and the Company dated June 21, 2001

10.3(7)	License Agreement with Marubeni Corporation

10.4(8)	Certificate of Reverse Stock Split

10.5(9)	Corporate Governance Committee Charter

10.6(9)	Audit Committee Charter

10.7(9)	Compensation Committee Charter

10.8(9)	Code of Business Conduct and Ethics for Directors, Officers and Employees

10.9(9)	Corporate Governance Guidelines

10.10(10)	Loan Agreement

10.11(10)	General Security Agreement

10.12(10)	Service Agreement with Elite Financial Communications Group

10.13(10)	2003 Stock Option Plan

10.14(11)	Lease Agreement dated July 30, 2003 between Hoop Realty and Braintech Canada, Inc.

10.15(12)	ABB Exclusive Channel Partner Agreement dated February 1, 2004

10.16(13)	ABB Exclusive Channel Partner Agreement dated January 1, 2005

10.17(14)	Marketing Communications Services Agreement with Baldacci Communications, LLC,

10.18(15)	ABB Exclusive Global Channel Partner Agreement dated April 1, 2006

10.19(16)	Form of Loan Guarantee and Subscription Agreement

10.20(16)	General Security Agreement dated October 18, 2006

23.1*	Consent of Smythe Ratcliffe LLP

23.2(17)	Consent of Clark Wilson LLP

*Filed herewith

(1)	Exhibit already on file - exhibit to our Form 10-SB registration statement filed September 25, 1998.
(2)	Exhibit already on file - exhibit to our Schedule 14A proxy information filed March 1, 2000.
(3)	Exhibit already on file - exhibit to our Form S-1 registration statement filed February 11, 2000.
(4)	Exhibit already on file - exhibit to our Form 10-KSB for the year ended December 31, 2000.
(5)	Exhibit already on file - exhibit to our Form S-1/A registration statement filed July 3, 2001.
(6)	Exhibit already on file - exhibit to our Form 10-KSB for the year ended December 31, 2001
(7)	Exhibit already on file - exhibit to our Form 8-K filed July 5, 2002.
(8)	Exhibit already on file – exhibit to our Form 8-K filed September 9, 2002.
(9)	Exhibit already on file – exhibit to our Form 10KSB for the year ended December 31, 2002.
(10)	Exhibit already on file – exhibit to our Form 10QSB covering the quarter ended March 31, 2003.
(11)	Exhibit already on file – exhibit to our Form 10QSB covering the quarter ended September 30, 2003.
(12)	Exhibit already on file - exhibit to our Form 8-K filed March 9, 2004.
(13)	Exhibit already on file - exhibit to our Form 8-K filed January 19, 2005.
(14)	Exhibit already on file - exhibit to our Form 8-K filed March 3, 2005.
(15)	Exhibit already on file - exhibit to our Form 10QSB covering the quarter ended March 31, 2006.
(16)	Exhibit already on file - exhibit to our Form 8-K filed October 26, 2006.
(17)	Included in Exhibit 5.1

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)      file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)      any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)      reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)      any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)      for the purpose of determining any liability under the Securities Act of 1933, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)      remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and,

(4)      for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on April 19, 2007.

BRAINTECH, INC.

/s/ Owen Jones

Per:
Owen L.J. Jones,
Chief Executive Officer and Director
(Principal Executive Officer)
Dated: April 19, 2007

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Owen L.J. Jones as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Owen Jones
	Chief Executive Officer and Director	April 19, 2007
Owen L.J. Jones	(Principal Executive Officer)

/s/ Babak Habibi
	President and Director	April 19, 2007
Babak Habibi

/s/ Edward White
	Chief Financial Officer and director	April 19, 2007
Edward A. White	(Principal Financial and Accounting Officer)

/s/ James Speros
	Director	April 19, 2007
James L. Speros

/s/ Drew Miller
	Director	April 19, 2007
Drew Miller

/s/ Clifford Butler
	Director	April 19, 2007
Clifford Butler